Exhibit 10.1

LEASE

DATED

December 19, 2016

between

IIP-NY 1 LLC

AS LANDLORD

and

PharmaCann LLC

AS TENANT

BASIC LEASE INFORMATION

For convenience of the parties, certain basic provisions of this Lease are set forth herein, and are expressly incorporated into the Lease. The provisions set forth herein are subject to the remaining terms and conditions of this Lease and are to be interpreted in light of such remaining terms and conditions.

TERMS OF LEASE	DESCRIPTION

"Commencement Date":	December 19, 2016 (Concurrent with closing of the Purchase and Sale Agreement)

"Premises":

That certain real property and the improvements on the property located at 14 Hudson Crossing Drive, Town of Hamptonburgh, County of Orange, State of New York, described on Exhibit A attached hereto, with the improvements thereon and the appurtenances thereto.

"Term":

The period commencing on the Commencement Date and ending one hundred eighty (180) months after the Commencement Date (plus any partial month at the beginning of the Term), together with any Extension Period as to which an Extension Option is exercised under Section 1.4.

"Base Rent": (Article 2)

Base Rent for the first twelve (12) months of Term of the Lease shall be equal to a monthly rate of (a) Three Hundred Nineteen Thousand Five Hundred Eighty and No/100 Dollars ($319,580.00) plus (b) fifteen percent (15%) of the closing costs incurred by Landlord in Landlord's acquisition of the Premises divided by twelve (12). Base Rent shall be increased annually on each anniversary of the Commencement Date during the Term at the rate of four percent (4%), or 75% of CPI, whichever is greater.

"Supplemental Rent":	Supplemental Rent shall be those payments as shown in Exhibit D, attached hereto.

"CPI":

As used herein, the "Consumer Price Index" (CPI) shall mean the Revised Consumer Price Index for Urban Wage Earners and Clerical Workers (CPI-W): US City Average (1982-84 = 100), All Items as published by the Bureau of Labor Statistics of the U.S. Department of Labor.

"Property Management Fee": (Article 2)	A property management fee in the amount of 1.5% of the then-current Base Rent due from Tenant, as Additional Rent.

"Net Lease":

Landlord and Tenant acknowledge and agree that this is an "absolute net lease" and that Landlord shall receive all payments required to be made by Tenant, free from all charges, assessments, impositions, expenses and deductions of any and every kind or nature whatsoever. Landlord shall have no obligations relating to the repair, maintenance or operation of the Premises, or any part thereof; Tenant shall be solely responsible for same.

"Security Deposit": (Section 2.4):

Tenant shall deposit with Landlord a Security Deposit in the amount of $2,112,474.00. During the period beginning with month seven of the Term, and ending with month sixty of the Term, the Security Deposit shall be reduced to $1,056,237.00, so long as Tenant achieves an annualized EBITDA of $10,000,000.00, measured over a continuous six-month period.

"Permitted Use": (Article 3)

Growing and processing of agricultural materials, including cannabis, and industrial and office uses accessory thereto, consistent with current zoning for the premises and all Applicable Laws. Permitted use shall include the cultivation and processing of cannabis plant parts and resins into products, and the storage of same for transport. For clarification purposes, Permitted Use does not include the dispensing of any cannabis related materials.

"License":

That certain license (as amended from time to time) issued by the New York Department of Health in its letter to the Tenant on July 31, 2015 (Registration Number MM0101M), which license authorizes Tenant to grow and process cannabis.

Address of Tenant: (Article 11)	PharmaCann LLC 1140 Lake Street, Suite 304 Oak Park, IL 60301 With a copy to: Gary L. Plotnick Thompson Coburn LLP 55 East Monroe Street 37th Floor Chicago, Illinois 60603

Address of Landlord: (Article 11)

Rent by Mail to:

IIP-NY 1 LLC
17190 Bernardo Center Drive
San Diego, CA 92128
Attn: Greg Fahey, Chief Accounting Officer

Or, Rent by Wire Transfer to:

Comerica Bank
5450 Jackson Drive
La Mesa, CA 91942
(858) 676-1635
IIP-NY 1 LLC
ABA#: [ ]
Acct #: [_ ]

Notices to:

IIP-NY 1 LLC
17190 Bernardo Center Drive
San Diego, CA 92128
Attn: Brian J. Wolfe, General Counsel

With a copy to:

Timothy B. Anderson, Esquire
Pepper Hamilton LLP
100 Market Street, Suite 200
P.O. Box 1181
Harrisburg, Pennsylvania 17108-1181

-i-

8.1. Subordination	12
8.2. Attornment	12
8.3. Mortgagee's Right to Cure	13
8.4. Sale of the Premises	13
8.5. Estoppel Certificates	13
8.6. Liens	13
Article 9 EVENTS OF DEFAULT & REMEDIES	14
9.1. Events of Default	14
9.2. Remedies	14
9.3. Early Exit	16
9.4. Landlord Default	16
Article 10 CASUALTY & CONDEMNATION	16
10.1. Casualty	16
10.2. Condemnation	17
Article 11 MISCELLANEOUS	17
11.1. Notices	17
11.2. OFAC/FCPA	18
11.3. Financial Statements	18
11.4. Brokers	18
11.5. Limitation of Landlord's Liability	18
11.6. No Waivers	19
11.7. Entry into Premises	19
11.8. Other Provisions	20
11.9. Interpretation	21
11.10. Tenant's Signage	21
11.11. Right of First Offer	22
11.12. New York State-Specific Provisions.	22
11.13. Guaranty	23

-ii-

LEASE AGREEMENT

This Lease Agreement (this "Lease"), dated December 19, 2016, is made between IIP-NY 1 LLC, a Delaware limited liability company ("Landlord"), and PharmaCann LLC, an Illinois limited liability company ("Tenant").

Article 1
LEASE OF PREMISES; TERM

1.1.          Lease. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises for the Term. Landlord and Tenant acknowledge that Tenant is in possession of the Premises as of the Commencement Date and accepts the Premises in its "as is" condition with all faults.

1.2.          As Is; No Representations. Tenant's lease of the Premises is on an "AS IS" basis. Landlord has not made any representation or warranty to Tenant regarding (a) the condition or suitability of the Premises for the conduct of Tenant's business, or (b) the restrictions that may affect the conduct of Tenant's business in, or Tenant's use of, the Premises, or any other rights or benefits under this Lease. Tenant assumes full responsibility for all costs and expenses required to cause the Premises to comply with all Applicable Laws. "Applicable Laws" means all federal (to the extent not in direct conflict with applicable state, municipal or local cannabis licensing and program laws, rules and regulations), state, municipal and local laws, codes, ordinances, rules and regulations of governmental authorities, committees, associations, or other regulatory committees, agencies or governing bodies having jurisdiction over the Premises or any portion thereof, Landlord or Tenant, including both statutory and common law, hazardous waste rules and regulations, and state cannabis licensing and program laws, rules and regulations (including the License).

1.3.          Holdover. If Tenant retains possession of any portion of the Premises after the Termination Date, then Landlord shall be entitled to exercise all remedies that may be available under this Lease or at law or in equity, and Tenant shall (a) be a tenant at sufferance only, (b) be liable to perform all of the obligations of Tenant set forth in this Lease, and (c) pay Base Rent at a rate of one hundred twenty-five percent (125%) of the monthly Base Rent in effect immediately prior to the Termination Date, prorated on a daily basis. "Termination Date" means the date on which this Lease terminates for any reason, including expiration of the Term. The provisions of this Section 1.3 shall not operate as a waiver by Landlord of any right of re-entry provided in this Lease.

1.4.          Extension Option. Tenant shall have two (2) options (each, an "Extension Option") to extend the Term of this Lease for a period of five (5) years each (each, an "Extension Period"), on the same terms and conditions in effect under this Lease immediately prior to the Extension Period, except that Tenant shall have no further right to extend the Term of this Lease after the end of the second Extension Period. If Tenant exercises the Extension Option, such extension shall apply to the entire Premises. Tenant may exercise the Extension Option only by giving Landlord irrevocable and unconditional written notice thereof (the "Extension Notice") not later than twelve (12) months prior to the commencement date of the Extension Period. Such exercise shall, at Landlord's election, be null and void if any monetary or material non-monetary default (without regard to applicable grace or notice and cure periods) by Tenant under this Lease or any Event of Default shall have occurred and is continuing at the date of such notice. Upon delivery of the Extension Notice, Tenant shall be irrevocably bound to lease the Premises for the Extension Period. If Tenant shall fail to timely exercise the Extension Option in accordance with the provisions of this Section 1.4, then the Extension Option shall terminate, and shall be null and void and of no further force and effect. If this Lease or Tenant's right to possession of the Premises shall terminate in any manner whatsoever before Tenant shall exercise the Extension Option, then immediately upon such termination the Extension Option shall simultaneously terminate and become null and void. Time is of the essence with regard to this Section 1.4.

Article 2

RENT

2.1.          Base Rent, Supplemental Rent and Additional Rent. Tenant shall pay to Landlord the monthly Base Rent, Supplemental Rent and Property Management Fee in effect from time to time on or before the first day of each full calendar month during the Occupancy Period. Tenant shall pay to Landlord on the Commencement Date the prorated Base Rent, Supplemental Rent and Property Management Fee for any partial calendar month at the beginning of the Term. Base Rent, Supplemental Rent and Property Management Fee due for any partial calendar month at the end of the Occupancy Period shall also be prorated and paid on the first day of such calendar month. Tenant shall pay to Landlord all items of Rent (as defined below), without deduction or offset and without notice or demand (except as specifically provided in this Lease in respect of Additional Rent (as defined below)), and Tenant shall deliver such payments to the payment address set forth in the Basic Lease Information, or to such other person, at such other place, or in such other manner as Landlord may designate by giving to Tenant Notice (as defined below) thereof. "Additional Rent" means the Property Management Fee and all other amounts payable by Tenant to Landlord in accordance with this Lease, other than Base Rent or Supplemental Rent. "Rent" means all amounts payable by Tenant to Landlord in accordance with this Lease, including, but not limited to Base Rent, Additional Rent and Supplemental Rent.

2.2.          Expenses and Taxes. Tenant shall pay all Operating Expenses and Taxes directly relating to the Premises during the Occupancy Period. "Occupancy Period" means the period from the time Tenant first enters the Premises, throughout the Term and thereafter as long as Tenant remains in the Premises.

2.2.1.       Expenses.  Tenant will pay directly all Operating Expenses allocable to the Occupancy Period in a timely manner and prior to delinquency. In the event that Tenant fails to pay any Operating Expense within fifteen days after written notice by Landlord to Tenant, and without being under any obligation to do so and without hereby waiving any default by Tenant, Landlord may pay any delinquent Operating Expenses. Any Operating Expense paid by Landlord and any expenses reasonably incurred by Landlord in connection with the payment of the delinquent Operating Expense may be billed immediately to Tenant, or at Landlord's option and upon written notice to Tenant, may be deducted from the Security Deposit. "Operating Expenses" means all costs and expenses incurred with respect to the ownership, maintenance and operation of the Premises including, but not limited to:  all insurance, maintenance, repair and replacement of the foundation, roof, walls, heating, ventilation, air conditioning, plumbing, electrical, mechanical, utility and safety systems, paving and parking areas, roads and driveways; maintenance of exterior areas such as gardening and landscaping, snow removal and signage; maintenance and repair of roof membrane, flashings, gutters, downspouts, roof drains, skylights and waterproofing; painting; lighting; cleaning; refuse removal; security; utilities for, or the maintenance of, outside areas; Premises personnel costs; personal property taxes; rentals or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Premises; fees for required licenses and permits; and the Property Management Fee.

2.2.2.        Taxes.  Tenant will pay directly all Taxes allocable to the Occupancy Period in a timely manner and prior to delinquency. "Taxes" means all real estate taxes, transfer taxes, documentary stamps or taxes, fees, assessments and other charges of any kind or nature, whether general, special, ordinary, or extraordinary (without regard to any different fiscal year used by such governmental authority) that are levied in respect of the this Lease or the Premises, or in respect of any improvement, fixture, equipment, or other property of Landlord, real or personal, located at the Premises, and used in connection with the operation of the Premises, and all fees, expenses, and costs reasonably incurred by Landlord in investigating, protesting, contesting, or in any way seeking to reduce or avoid increases in any assessments, levies, or the tax rate pertaining thereto. Taxes shall not include corporate franchise taxes, estate taxes, inheritance taxes or net income taxes. Tenant shall have the right, at Tenant’s sole cost and upon reasonable prior notice to Landlord, to initiate and prosecute any proceeding for the purpose of contesting the assessed valuation of the Premises for tax purposes; provided, that this right to contest shall not be deemed or construed to relieve, modify or extend Tenant’s obligation to pay any Taxes allocable to the Occupancy Period in a timely manner and prior to delinquency. Tenant shall indemnify and defend Landlord and save Landlord harmless from all costs, liabilities and expenses incurred in connection with such proceedings.

2.3.          Interest and Late Charge. Together with each payment of Rent that Tenant pays to Landlord after such payment is due, Tenant shall pay to Landlord the Late Charge (as defined below) and interest calculated on the amount of such payment over the period commencing on the day immediately following the day on which such payment was due and ending on the day on which Tenant pays to Landlord such payment at the rate of the lesser of 12% per annum or the maximum lawful rate of interest; provided that no Late Charge shall apply unless Tenant fails to pay such delinquent payment within two (2) days after written notice of such delinquent payment from Landlord to Tenant. "Late Charge" means, in respect of any such payment, five percent (5%) of such payment.

2.4.          Security Deposit. Concurrently with Tenant's execution of this Lease, Tenant shall deposit the Security Deposit with Landlord. The Security Deposit shall be made as security for the faithful performance by Tenant of all of its obligations under this Lease. If Tenant defaults with respect to any provisions of this Lease, including, but not limited to, the provisions relating to the payment of Rent, the removal of property and the repair of resultant damage, Landlord may, with notice to Tenant, but shall not be required to, apply all or any part of the Security Deposit for the payment of any Rent or any other sum in default and Tenant shall, upon demand therefor, restore the Security Deposit to its original amount. Any unapplied portion of the Security Deposit shall be returned to Tenant, or, at Landlord's option, to the last assignee of Tenant's interest hereunder, within thirty (30) days following the expiration of the Occupancy Period. Tenant shall be entitled to interest earned on the Security Deposit. Upon Tenant being entitled to reduce the Security Deposit as provided hereinabove, all interest accrued to date on the Security Deposit shall be paid to Tenant. Thereafter, interest shall accrue on the Security Deposit for the benefit of Tenant and shall be paid to Tenant when Tenant is entitled to the return of the Security Deposit as provided in this Lease. Tenant hereby irrevocably waives and relinquishes any and all rights, benefits, or protections, if any, Tenant now has, or in the future may have under any provision of law which (i) establishes the time frame by which a landlord must refund a security deposit under a lease, or (ii) provides that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant, or to clean the subject premises. Tenant acknowledges and agrees that (A) any statutory time frames for the return of a security deposit are superseded by the express period identified in this Section 2.4, above, and (B) rather than be so limited, Landlord may claim from the Security Deposit (i) any and all sums expressly identified in this Section 2.4, above, and (ii) any additional sums reasonably necessary to compensate Landlord for any and all losses or damages caused by Tenant's default of this Lease, including, but not limited to, all damages or rent due upon termination of this Lease.

Article 3

USE, COMPLIANCE WITH LAWS, HAZARDOUS MATERIALS

3.1.          Use. Tenant shall use the Premises solely for the Permitted Use and shall comply with all Applicable Laws. Tenant may use any portion of the roof of the Premises. Tenant shall not commit, or allow Tenant Parties (as defined below) to commit, any waste of the Premises. "Tenant Parties" means Tenant's agents, contractors, employees, customers, licensees, invitees, assignees, and subtenants.

3.2.          Compliance with Applicable Laws. Tenant alone will be responsible for compliance with all Applicable Laws.

3.2.1.       Tenant's foregoing obligation shall encompass, and the term "Applicable Laws" includes all laws and regulations from any governmental authority with jurisdiction related solely to the issuance and maintenance of the License that become effective before and during the Occupancy Period (collectively, the "Mandates"), regardless of the cost of such compliance, including, but not limited to, all Applicable Laws allowing the Tenant to use the Premises for the Permitted Use. Tenant's inability to comply with new Mandates shall be grounds for termination of this Lease by Landlord; provided, however, that Tenant shall continue to be liable for all Rent and other charges reserved in this Lease through the date of such termination and, without exception, through and including the date upon which Tenant has complied in full with the surrender and restoration obligations, which shall include any Mandates pertaining to dismantling and restoration of property following the cessation of a use like the Permitted Use.

3.2.2.        To ensure Tenant's compliance with Mandates, upon reasonable notice to Tenant and subject to and in accordance with Applicable Laws, Landlord shall cause independent third party inspections of the facility and Tenant's operation to confirm compliance with Mandates, at Landlord's expense.

3.2.3.        To ensure Tenant's compliance with Mandates, subject to execution by Landlord of a mutually acceptable confidentiality agreement, Landlord shall have the right to review at the Premises (subject to and in accordance with all Applicable Laws) Tenant's receipts of sales and all other records Tenant shall from time to time maintain at this Lease's inception and thereafter.

3.3.          Hazardous Materials. Tenant shall not, and shall not permit Tenant Parties to, at any time, handle, use, manufacture, store, or dispose of Hazardous Materials (as defined below) in or about any portion of the Premises. Notwithstanding the foregoing, Tenant may handle, use, store, and dispose of products containing small quantities of Hazardous Materials to the extent customary, required and necessary for the Permitted Use; provided that Tenant shall always handle, use, store, and dispose of such products in a safe manner and in compliance with all Applicable Laws and shall never allow such products to contaminate any portion of the Premises. "Hazardous Materials" means flammables, explosives, corrosive materials, radioactive materials, materials capable of emitting toxic fumes, hazardous wastes, toxic wastes or materials, and other similar substances, petroleum products and derivatives, and any substance subject to regulation by or under any Applicable Laws relating to the protection of the environment or the keeping, use, transportation, or disposition of environmentally hazardous materials, substances, or wastes, and all amendments to any of them. Tenant represents and warrants that a true, accurate and complete list of Hazardous Materials present on the Premises is attached hereto as Exhibit C, and Tenant shall promptly update such list and deliver to Landlord an updated list if Tenant materially increases the amount of Hazardous Materials or expands the types of Hazardous Materials present at the Premises.

Article 4

ALTERATIONS

4.1.          Alterations.

4.1.1.        Consent. Tenant shall not make or allow to be made any Alterations that require the issuance of building or other permits in accordance with Applicable Laws without the prior written consent of Landlord, such consent not to be unreasonably withheld, conditioned, or delayed. Landlord's consent shall not be required with respect to Alterations that do not require any permits, approvals or authorizations from any governmental agency. Notwithstanding anything contained in this Lease to the contrary, Tenant shall, without the consent of Landlord, but upon notice to Landlord, be allowed to make such Alterations as Tenant is required to complete in order to maintain the License in accordance with the Permitted Use even if building or other permits are required to be issued for completion of such Alterations. Tenant hereby agrees to provide copies of all plans of such Alterations. "Alterations" means any alterations, additions, or improvements to the Premises, including the attachment of any fixtures or equipment in, on, or to any part of the Premises. If Tenant is obligated to request Landlord's consent to any Alterations under the terms and conditions of this Lease, then, if requested by Landlord, Tenant shall give to Landlord complete plans and specifications for such Alterations. All Alterations shall be constructed, maintained, and used by Tenant, at its risk and expense, in accordance with all Applicable Laws. Landlord's consent to or approval of any Alterations (or the plans therefor) shall not constitute a representation or warranty by Landlord, nor Landlord's acceptance, that the same comply with sound architectural and/or engineering practices, or with all Applicable Laws, and Tenant shall be solely responsible for ensuring all such compliance. If, as a result of Tenant's use of the Premises or the making of any Alterations to the Premises, any other alterations, improvements, betterments or other physical additions shall be required to be made to any part of the Premises to comply with the requirements of all Applicable Laws, including the requirements of the Americans With Disabilities Act (ADA), the Occupational Safety & Health Administration (OSHA), Tenant shall be solely responsible for the costs incurred to effect such compliance with respect to the Premises.

4.1.2.        Requirements. With respect to any Alterations, Tenant hereby agrees as follows: (a) Tenant shall contract for the performance of such Alterations with a contractor approved by Landlord, which approval shall not be unreasonably withheld or delayed, (b) Tenant shall cause all Alterations to be constructed free of all liens, in accordance with all Applicable Laws, (c) Tenant shall pay the costs of the Alterations and so that Landlord, the Premises will be protected against any loss from any mechanic's, materialmen's, or other liens, and (d) prior to the commencement of the construction of any Alterations, Tenant shall give to Landlord evidence of the insurance required by Section 7.2.4.

4.1.3.        Completion. Upon the completion of any Alterations, Tenant shall promptly give to Landlord a reproducible copy of the "as-built" drawings of such Alterations.

4.1.4.        Ownership of Alterations. Any Alterations that are paid for by Landlord ("Landlord Alterations") shall belong to Landlord, subject to Landlord's right to require removal thereof in accordance with Section 5.2. Any Alterations that are paid for by Tenant ("Tenant Alterations") shall belong to Tenant until the Termination Date, at which time the Tenant Alterations shall belong to Landlord, subject to Landlord's right to require removal thereof in accordance with Section 5.2.

Article 5

REPAIR AND MAINTENANCE; SERVICES

5.1.          Tenant Repair and Maintenance Obligations. Tenant shall repair and maintain the Premises and keep same in good condition and in compliance with Applicable Laws. Tenant shall contract for the performance of repairs and maintenance of the Premises with contractors approved by Landlord. If Tenant fails to so repair and maintain the Premises, after applicable notice and cure period, then Landlord may do so on Tenant's behalf, and Tenant shall reimburse Landlord for the cost thereof, plus an administrative fee of 5% of such costs.

5.2.          Condition of Premises on Surrender. Except as otherwise provided in this Section 5.2, upon the Termination Date, all Alterations, whether Landlord Alterations or Tenant Alterations, shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease. On the Termination Date, Tenant shall give Landlord possession of the Premises, together with all such Alterations, in the same condition as when received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage that Tenant is not required to repair or restore under this Lease. On or prior to the Termination Date, Tenant shall also remove all of Tenant's furniture, trade fixtures, furnishings, electronic data processing equipment, and other equipment belonging to the Tenant (with the exception of security systems servicing the Premises, which shall remain the property of Landlord), and movable partitions of less than full height from floor to ceiling and other personal property (collectively, the "Personalty"). All of Tenant's Personalty not so removed by Tenant, may be removed from the Premises by Landlord and stored, at Tenant's sole risk and expense and in any event, Landlord shall not be responsible for the value, preservation, or safekeeping thereof. Tenant shall pay to Landlord, upon demand, all reasonable expenses so incurred by Landlord, including the cost of repairing any damage caused by removal and storing such Personalty (collectively, "Tenant's Property"). Any such Tenant's Property not claimed by Tenant within sixty (60) days after Tenant's surrender of the Premises shall, at Landlord's option, be deemed either abandoned or conveyed by Tenant to Landlord under this Lease without further payment or credit by Landlord to Tenant. On the Termination Date, Tenant shall assign to Landlord all manufacturers' and contractors' warranties that are assignable with respect to the Premises and the Alterations (including all fixtures therein or thereon); Tenant shall cooperate with Landlord to obtain the consent of the issuers of such warranties, to the extent that such consent is required for the assignment to Landlord.

5.3.           Services. Landlord shall not be obligated to furnish to the Premises any services or utilities (including, without limitation, janitorial services), and Tenant shall contract directly with the providers of all services and utilities Tenant desires to receive at the Premises.

Article 6

ASSIGNMENT AND SUBLETTING

6.1.           General Prohibition on Transfers.

6.1.1.        Transfers Generally. Tenant shall not, directly or indirectly, make a Transfer (as defined below), except in accordance with this Article 6, and any purported Transfer that does not comply with the provisions of this Article 6 shall be void.

6.1.2.       Defined Terms.

(a)          "Transfer" means any assignment, pledge, mortgage, hypothecation, encumbrance, lien attaching to, or other transfer of this Lease or the leasehold created hereby, or any sublet or other transfer of any portion of the Premises, or any Interest Transfer (as defined below), in any case whether voluntarily, by operation of law, or otherwise, or permitting the Premises to be used or occupied by anyone other than Tenant.

(b)          "Transferee" means the party to which a Transfer is made.

(c)          "Interest Transfer" means if Tenant is a corporation, trust, partnership, limited liability company or other entity, (i) the transfer of a Controlling Interest or a majority of the voting stock, beneficial interest, partnership interests, membership interests or other ownership interests therein (whether at one time or in the aggregate) or (ii) the sale, mortgage, hypothecation, or pledge of more than 25% of Tenant's net assets. A "Controlling Interest" means the effective control over the management of such entity.

6.1.3.        Consent Requests. If Tenant desires to effect a Transfer, then Tenant shall give to Landlord Notice thereof at least 30 days, but not more than 60 days, prior to the proposed effective date of the Transfer, which Notice shall include (a) the name and address of the proposed Transferee, (b) the relevant terms of the Transfer, (c) copies of financial reports and other relevant financial information for the proposed Transferee, (d) information regarding the nature of the business the proposed Transferee intends to operate in the Premises and how long the proposed Transferee has operated such business, (e) a draft of the document to be used to effect the Transfer (the "Transfer Document"), and (f) payment to Landlord of $2,500 as a transfer review fee. Landlord may give, condition, delay or withhold its consent to a Transfer in Landlord's reasonable discretion.

6.1.4.        Permitted Transfer. Notwithstanding anything contained herein to the contrary, Tenant may assign its interest in this Lease or sublease all or any part of the Premises (each a "Permitted Transfer") to a Permitted Transferee (defined below) without Landlord's prior written consent; provided, that (i) Tenant gives Landlord a written notice of any Permitted Transfer not later than thirty (30) days prior to the effective date of such Permitted Transfer, (ii) Tenant is not in default under this Lease, (iii) with respect to a Permitted Transfer involving an assignment of this Lease, the Permitted Transferee assumes this Lease by a written assumption agreement delivered to Landlord prior to the effective date of such Permitted Transfer, (iv) the Permitted Transferee shall use the Premises only for the Permitted Use, (v) the use of the Premises by the Permitted Transferee shall not violate any other agreements or leases affecting the Property, and (vi) the occurrence of a Permitted Transfer shall not waive Landlord's rights as to any subsequent Transfer. As used herein, (A) "Affiliate" means any person or entity who or which controls, is controlled by, or is under common control with Tenant, (ii) a corporation or other entity which shall be a wholly owned subsidiary of the Tenant, (iii) the parent corporation or other entity of Tenant, or (iv) a subsidiary of such parent corporation or other entity, or a corporation or other entity having a majority of its ownership in common with the ownership of Tenant; (B) "Successor" means any (i) business entity in which or with which Tenant is merged or consolidated in accordance with applicable statutory provisions governing merger and consolidation of business entities, so long as Tenant's obligations under this Lease are assumed by the Successor or (ii) the successor or surviving corporation or other entity in the event of a merger or consolidation of the Tenant with another corporation, or (iii) a franchisee of Tenant; (C) "Purchaser" means any person or entity who or which acquires all or substantially all of the assets of Tenant,); and (D) "Permitted Transferee" means an Affiliate, Successor, Purchaser or an entity that is an approved operator by the applicable New York governmental agency with respect to Tenant's business operations under the License at the Premises.

6.2.          Conditions to Effectiveness. As conditions precedent to any Transfer becoming effective and binding on Landlord:

6.2.1.       prior to the proposed effective date of the Transfer, Tenant shall give to Landlord a copy of the fully executed Transfer Document, which shall (i) be in form and substance reasonably acceptable to Landlord, and (ii) for an assignment of this Lease, contain Transferee's express assumption of Tenant's obligations under this Lease and waivers by Tenant, for the benefit of Landlord, of all applicable suretyship defenses;

6.2.2.        as of the proposed effective date of the Transfer, there shall exist no Event of Default and Landlord shall not have given to Tenant any Notice of a default that Tenant has not cured; and

6.2.3.        between the date on which Landlord gave to Tenant Landlord's consent to the proposed Transfer and the proposed effective date of the Transfer, there shall have been no material adverse change in circumstances.

6.3.          Transfer Premium. If Landlord consents to a Transfer relating solely to a sublease of the Premises, then at Landlord's option Tenant shall pay to Landlord 50% of any Transfer Premium (as defined below). "Transfer Premium" means the amount by which all rent paid by the transferee to Tenant or to any subtenant or any other person or entity (other than Tenant) (such person or entity being referred to as a "Subsequent Transferee") for the Premises pursuant to such agreement exceeds the monthly Base Rent payable by Tenant hereunder with respect to the portion of the Premises being transferred for the term of such agreement. Payment of the Transfer Premium payable to Landlord hereunder shall be made on the first day of each month during the term of such agreement.

6.4.           Miscellaneous.

6.4.1.        Notwithstanding any Transfer, permitted or otherwise, Tenant shall at all times remain directly, primarily, and fully responsible and liable for the payment of Rent and for compliance with all of the other obligations to be performed by Tenant under the terms, provisions and covenants of this Lease. If any Transferee defaults under this Lease, then Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee.

6.4.2.        Landlord may consent to subsequent Transfers, or amendments or modifications to this Lease with Transferees, without notifying Tenant and without obtaining Tenant's consent, and no such consent by Landlord shall relieve Tenant of liability under this Lease.

6.4.3.        Upon the occurrence of an Event of Default, if all or any portion of the Premises is then subject to one or more subleases, then Landlord, in addition to any other remedies provided in this Lease or at law or in equity, may collect directly from the subtenants under such subleases all rents due and becoming due to Tenant or a Subsequent Transferee under such subleases and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant's obligations under this Lease.

Article 7

INDEMNIFICATION; INSURANCE

7.1.          Indemnification. To the extent permitted by law, Tenant shall protect, indemnify, and hold Landlord harmless from and against any and all Claims incurred by reason of: (a) any damage to any property (including the property of Landlord), or any injury (including death) to any person, occurring in, on, or about any portion of the Premises, to the extent that such injury or damage shall be caused by, or arise from, any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Parties; (b) any Alterations, work, or other thing done by Tenant or any Tenant Parties in or about any portion of the Premises, or from transactions of Tenant concerning any portion of the Premises; (c) Landlord's withholding of consent to any Transfer; (d) Tenant's failure to comply with any Applicable Laws; (e) any voiding of this Lease or any damages or injunction imposed under New York Real Property Law §231; (f) any breach or default by Tenant of any representation, covenant or other term of this Lease; or (g) the failure of Tenant or any other occupant of the Premises to surrender to Landlord possession of the Premises on the Termination Date in accordance with this Lease; provided that Tenant shall not be obligated to so indemnify Landlord to the extent any such matter arises from, or is caused by, the willful misconduct or gross negligence of Landlord. "Claims" mean claims, demands, losses, penalties, fines, liabilities, actions (including informal proceedings), settlements, judgments, damages, reasonable costs, and reasonable expenses (including reasonable attorneys' fees and consultants' fees, court costs, and other litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, incurred or suffered by, or asserted against, the party in question.

In addition to the above, Tenant agrees to indemnify and hold harmless Landlord from and against damages or losses Landlord incurs as a result of an Early Exit Event, as set forth in Section 9.3.

7.2.          Insurance.

7.2.1.        Required Policies. Tenant shall obtain and keep in force throughout the Occupancy Period the following coverages in the following amounts: (a) commercial general liability insurance on an "occurrence" basis on the current ISO CG 00 01 occurrence form or its equivalent with a deductible reasonably acceptable to Landlord, and with a combined single limit for bodily injury, death, property damage for products and completed operations, third-party bodily injury and/or property damage, contractual liability, personal injury and advertising injury, in an amount reasonably satisfactory to Landlord, but in no event less than $1,000,000.00 and a general aggregate no less than $2,000,000.00; such limit can be achieved by a primary policy or a combination of primary and umbrella/excess policies; (b) comprehensive automobile insurance on ISO form CA 00 01 or its equivalent covering owned vehicles with a combined single limit of not less than $1,000,000.00; (c) worker's compensation insurance with limits as required by Applicable Laws, and employer's liability insurance coverage with limits of $500,000.00 each accident, $500,000.00 disease – each employee, and $500,000.00 – policy limit; (d) "Special Form" property insurance covering damage to or loss of Tenant's Personalty, and all Tenant's Alterations in an amount equal to the full replacement value thereof (without deduction for depreciation); (e) business income insurance with extra expense insurance (ISO form CP 00 30 or its equivalent) in an amount not less than 12 months of income on an Actual Loss Sustained basis; (f); and (g) any such other insurance as Landlord's lender may require or Landlord may reasonably require. Landlord shall obtain and keep in force property insurance on the Premises in an amount equal to the actual full replacement value of the Premises (including the waiver or endorsed to provide the waiver under Section 7.3.2, below), the cost of which shall be paid by Tenant as an Operating Expense.

7.2.2.        Requirements for Policies. The policies required under Section 7.2.1 shall: (a) with respect to the commercial general liability policy, name Landlord, Landlord's property manager; and/or any other persons or entities reasonably designated by Landlord, as additional insureds using additional insurance endorsements CG 20 10 10 01 and 20 37 07 04 or their equivalents, and (ii) with respect to the property insurance policy, name Landlord and Landlord's lender as loss payees; (b) be issued by reputable, financially sound insurance companies admitted to do business in the State with an A.M. Best rating of A-:VIII or better at all times during which one or more policies issued by such companies are being used to satisfy any of the requirements of Section 7.2.1; (c) provide that such policies shall not be canceled unless 30 days' notice shall have been given to Landlord (except that 10 days' notice of cancellation for non-payment of premiums may be given); (d) include coverage for liability assumed under an insured contract (including the tort liability of another assumed in a business contract) with defense provided in addition to policy limits, including the indemnity obligations set forth in Section 7.1; (e) provide that no act or omissions of Tenant shall affect or limit the obligations of the insurer with respect to other insureds, including Landlord; (f) provide that the proceeds of such insurance applicable to casualties occurring during the Occupancy Period shall be used to repair or replace Tenant's Personalty and Tenant Alterations, and to pay the Rent; and (g) with respect to the commercial general liability policy, provide that (i) coverage includes a standard ISO separation of insureds provision or substantially similar provision, (ii) Landlord, although an additional insured, shall nevertheless be entitled to recovery under such policy for any damage to Landlord or the Premises by reason of acts or omissions of Tenant, and (iii) the coverage carried by Landlord shall be noncontributory with respect to policies carried by Tenant. The cost of the Required Insurance and any deductibles, self-insured retentions or co-insurance penalties payable in connection with claims under the Required Insurance, as well as the cost of any other insurance carried by Tenant, will be borne solely by Tenant, without reimbursement by Landlord. By requiring the Required Insurance, Landlord does not represent that the required coverage and limits will be adequate to protect Tenant, and the required coverage and limits will not limit Tenant's indemnity obligations under this Lease.

7.2.3.        Evidence of Insurance. Prior to the Commencement Date, Tenant shall give to Landlord either a copy of each insurance policy required to be obtained and maintained by Tenant in accordance with Section 7.2.1, or certificate thereof issued by the insurance company on ACORD Form 25 as to liability insurance, or on ACORD Form 28 as to property insurance showing such policies in force, and a copy of the additional insured endorsements, and thereafter Tenant shall give to Landlord renewal policies or certificates meeting the requirements of this Section 7.2 at least 30 days prior to the expiration date of each policy. Tenant shall, within a reasonable period of time after Landlord's request therefor, give to Landlord a certified copy of any and all insurance policies required to be obtained and maintained by Tenant by this Lease.

7.2.4.        Insurance for Alterations. During the performance of any Alterations by Tenant, (a) the insurance required under this Section 7.2 shall extend to all of Tenant's contractors (and subcontractors of any tier) and shall include injuries to persons and damage to property arising in connection with such Alterations and (b) Tenant shall also maintain such other insurance as Landlord may require, including all-risk builder's insurance. Tenant shall give to Landlord copies of the policies of, or certificates evidencing, such insurance prior to commencing construction of such Alterations.

7.3.          Waivers.

7.3.1.        Each of Landlord and Tenant hereby waives all rights against the other for recovery of damages to the extent that such damages are covered by the insurance required to be maintained under Section 7.2.1 above, or which would ordinarily have been covered by such insurance if such insurance had been maintained. If any insurance policy implicated by this waiver does not allow the insured to waive rights of recovery against others prior to a loss, the party maintaining the insurance shall cause such policy to be endorsed to provide this waiver.

7.3.2.        Landlord shall not be liable to Tenant, and Tenant hereby waives all Claims against Landlord for any damage to or loss of property in or about any portion of the Premises by or from any cause whatsoever, except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord.

Article 8

THIRD PARTIES

8.1.          Subordination. This Lease shall be automatically subject and subordinate at all times to the lien of any first priority mortgages or deeds of trust on, against, or affecting any portion of the Premises, or Landlord's interest or estate in any portion of the Premises, whether this Lease was executed before or after said instrument, and to all renewals, modifications, consolidations, replacements, and extensions thereof (each, a "Mortgage"); provided that Tenant receives a "Non-Disturbance Agreement" from any current and future encumbrance holder (each, a "Mortgagee") in customary form assuring Tenant that as long as an Event of Default by Tenant has not occurred, Tenant's rights under this Lease shall not be impaired or modified by such Mortgagee. If a Mortgagee elects to have this Lease be superior to such Mortgage, then, by Notice given to Tenant, this Lease shall be deemed superior. Tenant shall execute and deliver to Landlord, within 10 days after Landlord's request therefor, such further commercially reasonable instruments evidencing such subordination or superiority as may be required by Landlord.

8.2.          Attornment. In the event of the foreclosure of, or exercise of the power of sale under, any Mortgage, or in the event of a deed given in lieu of foreclosure, then (a) upon the request of the purchaser in such foreclosure or sale, or the grantee under such deed in lieu (any such party, the "New Owner"), Tenant shall attorn, without any deductions or setoffs whatsoever, to the New Owner and recognize the New Owner as the Landlord under this Lease; (b) upon the request of the New Owner, Tenant shall enter into a new lease, containing all of the terms and provisions of this Lease, with the New Owner for the remaining Term, or at the election of the New Owner, this Lease shall automatically become a new lease between Tenant and the New Owner upon the terms and provisions of this Lease for the remaining Term, and Tenant shall confirm such attornment and new lease in writing within 10 days after the New Owner's request therefor; (c) the New Owner shall not be liable for any act or omission of Landlord under this Lease occurring prior to the New Owner stepping into the shoes of Landlord, except for the return of the Security Deposit (and all interest accrued thereon) to Tenant as provided under the terms and conditions of this Lease; and (d) the New Owner shall not be bound by any modification of this Lease that was not consented to by the New Owner or any previous payment of more than one month of Rent that was not consented to by the New Owner. Tenant waives the provisions of any law that may give or purport to give to Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant under this Lease in the event of any foreclosure, sale or deed in lieu of foreclosure.

8.3.          Mortgagee's Right to Cure. Notwithstanding anything to the contrary in this Lease, before exercising any right (a) of offset, counterclaim, reduction, deduction, or abatement against Tenant's payment of Rent under this Lease or (b) to terminate the Lease or to claim a partial or total eviction, in each case arising from Landlord's default under this Lease, (i) Tenant shall provide to each Mortgagee whose name and address has been furnished in writing to Tenant with notice of the default by Landlord giving rise to same, and (ii) after such Mortgagee receives such notice, such Mortgagee shall have the same period of time available to Landlord under the Lease in which to cure the default. Such Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any default by Landlord. In addition, as to any default by Landlord the cure of which requires possession and control of the Premises, provided that such Mortgagee undertakes by written notice to Tenant to exercise reasonable efforts to cure or cause to be cured by a receiver such default within the period permitted by this Section 8.3, such Mortgagee's cure period shall continue for such additional time as such Mortgagee may reasonably require to either: (A) obtain possession and control of the Premises with due diligence and thereafter cure the default with reasonable diligence and continuity; or (B) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

8.4.          Sale of the Premises. If Landlord sells or conveys the Premises, such sale or conveyance shall release Landlord from any liability from and after such sale or conveyance upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event, Tenant agrees to look solely to the successor-in-interest of Landlord in and to this Lease. Except as set forth in this Section 8.4, this Lease shall not be affected by any such sale or conveyance and Tenant agrees to attorn to the purchaser or assignee. Landlord shall transfer or deliver the Security Deposit (and all interest accrued thereon) to Landlord's successor-in-interest and thereupon Landlord shall be discharged from any further liability with regard thereto.

8.5.          Estoppel Certificates. Within 10 days after Landlord's request, Tenant shall execute and deliver to Landlord and any of Landlord's then existing or prospective lenders, investors, or purchasers of any portion of the Premises, a certificate substantially in the form attached as Exhibit B, or in such other form and containing such other information as Landlord or any such lenders, investors, or purchasers, may reasonably require. Any certificate delivered in accordance with this Section 8.5 may be relied upon by any such lender, investor, or purchaser. Within 10 days after Tenant's request, Landlord shall execute and deliver to Tenant and any of Tenant's then existing or prospective lenders, investors, or purchasers, a statement in writing certifying that Tenant is in possession of the Premises under the terms of this Lease, that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and setting forth such modifications), stating the dates to which rent has been paid, and either stating that no defaults exist hereunder, or specifying each such default of which Landlord may have knowledge, and such other matters as may be reasonably requested by Tenant.

8.6.          Liens. Tenant shall, within sixty (60) days of filing, discharge (either by payment or by filing of the necessary bond, insure over, or otherwise) any mechanic's, materialman's or other lien or encumbrance against any portion of the Premises that arises out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished to or for Tenant. If Tenant shall fail to so discharge such lien or encumbrance (either by payment or by filing of the necessary bond, insure over or otherwise) then, in addition to any other right or remedy of Landlord, Landlord may discharge the same (either by payment or by filing of the necessary bond or otherwise), and any payment, costs and expenses incurred by Landlord in connection therewith, including reasonable attorneys' fees, shall be repaid together with interest thereon at the rate set forth in Section 2.3 from the date of payment.

Article 9

EVENTS OF DEFAULT & REMEDIES

9.1.          Events of Default. "Event of Default" means any of the following: (a) Tenant fails to pay when due any Rent, and such failure continues for 5 days after Landlord gives to Tenant Notice thereof; (b) except as otherwise provided in this Lease, Tenant fails to comply with any term, provision, or covenant of this Lease and such failure continues for 30 days after Landlord gives to Tenant Notice thereof (but if such failure is curable but cannot reasonably be cured during such 30-day period, and if Tenant has commenced such cure promptly and in any case within such 30-day period and thereafter has diligently pursued such cure to completion, then such 30-day period shall be extended to 90 days); (c) Tenant fails to obtain and keep in force at all times any insurance required under this Lease, and such failure continues for 5 days after Landlord gives to Tenant Notice thereof, or Landlord is unable to procure or maintain property insurance that provides for a reasonable scope and level of protection for Landlord's benefit, despite Landlord's commercially reasonable efforts; (d) Tenant fails to deliver to Landlord timely any instrument or assurance required under this Lease; (e) material breach of any of the representations or warranties of Tenant set forth in this Lease; or (f) Tenant's failure to restore the Security Deposit as set forth in Section 2.4 above.

9.2.          Remedies.

9.2.1.        Upon Event of Default. Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any Notice or demand whatsoever, concurrently or consecutively and not alternatively (in addition to any other remedies available to Landlord at law or in equity), all of which remedies shall be distinct, separate and cumulative:

(a)          Termination. Landlord may terminate this Lease, in which event Tenant shall vacate the Premises immediately and deliver possession of the Premises to Landlord in the condition which Tenant is required to surrender the Premises at the expiration of the Term, and if Tenant fails to do so, then Landlord may, after due process of law and subject to Section 11.12(b) hereof, enter upon and take possession of the Premises, and expel or remove Tenant and any other person who may be occupying the Premises or any portion thereof, without being liable for prosecution or any claim or damages therefor, and Landlord may recover from Tenant all of the following: (i) the worth at the time of award of the unpaid Rent that has been earned at the time of termination; plus (ii) the worth at the time of award of the amount by which the unpaid Rent that would have been earned after the termination until the time of the award exceeds the amount of lost Rent that Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such lost Rent Tenant provides could be reasonably avoided; plus (iv) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time at law or in equity; plus (v) any other amount necessary to compensate Landlord for all of the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or that in the ordinary course would be likely to result therefrom. "Worth at the time of award" of the amounts set forth in Sections 9.2.1(a)(i) and (ii) shall be computed by allowing interest at a rate per annum equal to the lesser of (1) the annual "Bank Prime Loan" rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly plus 400 basis points, or (2) the highest rate permitted by law. "Worth at the time of award" of the amount set forth in Section 9.2.1(a)(iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, California at the time of award plus 100 basis points.

(b)          Subleases of Tenant. Whether or not Landlord elects to terminate this Lease, Landlord may terminate any and all subleases or other consensual arrangements for possession or occupancy of the Premises entered into by Tenant or any subtenant of Tenant, or may succeed to Tenant's or Tenant's subtenant's interest in such subleases or other arrangements. If Landlord elects to succeed to Tenant's or Tenant's subtenant's interest in any such subleases or other arrangements, then as of the date of Notice by Landlord of such election (i) Tenant shall have no further right to, or interest in, the rent or other consideration receivable thereunder, and (ii) any sublessee or other occupant of the Premises shall attorn to and recognize Landlord as its landlord.

9.2.2.        Form of Payment Following Event of Default. Following the occurrence of an Event of Default, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord under this Lease, whether relating to the Event of Default in question or otherwise, be paid in the form of money orders, cashier's checks, or certified checks drawn on institutions acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior acceptance by Landlord of payments from Tenant in any different form.

9.2.3.        Landlord's Cure Rights. If Tenant defaults under this Lease, then Landlord may, without being under any obligation to do so, and without thereby waiving such default, remedy such default for the account of Tenant. Tenant shall reimburse Landlord for all costs, expenses, and disbursements that Landlord incurs in so remedying such default, plus interest from the date of expenditure by Landlord at the rate set forth in Section 2.3.

9.2.4.        Mitigation of Damages. Except as required by law, Landlord shall have no obligation to mitigate its damages. If Landlord is required by law to mitigate its damages under this Lease, then (a) Landlord shall be required only to use reasonable efforts to so mitigate, which shall not exceed such efforts as commercial landlords generally use to lease similar premises in the vicinity of Montgomery, New York; (b) Landlord shall not be deemed to have failed to so mitigate if Landlord leases less than all of the Premises; and (c) Landlord's failure to so mitigate shall only reduce the Rent to which Landlord is entitled. Tenant acknowledges that Landlord's rejection of a prospective replacement tenant based on an offer of rentals below published rates for new leases of similar premises in the vicinity of Montgomery, New York at the time in question, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to so mitigate.

9.2.5.        Waiver of Right of Redemption. Tenant (for itself and all others claiming through Tenant) irrevocably waives and releases any rights under any law now or hereafter existing to redeem or reinstate this Lease or Tenant's right of occupancy of the Premises after termination of this Lease.

9.3.           Early Exit. Anything to the contrary in this Lease notwithstanding, Landlord shall have the right in Landlord's sole election, upon thirty (30) days prior written notice to Tenant, or sooner on the effective date of any applicable court order, to terminate this Lease in the event of any of the following causes:

(a)          The seizure by any governmental authority seeking forfeiture of any portion of the Premises, unless such seizure is being diligently challenged by Tenant.

(b)          The entry of a final, unappealable judgment (after exhaustion of all applicable appeals) having the effect (whether by restraining order, injunction, declaration or otherwise) of establishing that Tenant's use of the Premises constitutes a private or public nuisance.

(c)          The termination or expiration of the License.

9.4.           Landlord Default. If Landlord shall fail to perform any material obligation under this Lease required to be performed by Landlord, Landlord shall not be deemed to be in default hereunder nor subject to claims for damages of any kind, unless such failure shall have continued for a period of thirty (30) days after written notice thereof by Tenant or, if it would reasonably take more than 30 days to complete such cure, such additional time as it would reasonably take to cure up to ninety (90) days after written notice by Tenant. If Landlord shall fail to cure within the time permitted for cure herein, Landlord shall be subject to all remedies as may be available to Tenant at law or in equity (subject to the other provisions of this Lease), including, without limitation, the right of Tenant to terminate this Lease without Tenant waiving its right to damages for Landlord's default.

Article 10

CASUALTY & CONDEMNATION

10.1.         Casualty.

10.1.1.      Generally. If the Premises are damaged or destroyed by casualty, then Landlord shall promptly and diligently repair the Premises subject to the condition that insurance proceeds are available for the repair. Notwithstanding the foregoing, in the event the Premises are damaged or destroyed by casualty during the final two (2) years of the Term, Landlord shall not have such obligation to repair the Premises.

10.1.2.      Abatement of Rent. If the Premises are damaged or destroyed by casualty, then the Base Rent shall not be abated and Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's Personalty or to the Tenant Alterations, or any inconvenience occasioned by any damage, repair, or restoration.

10.1.3.      Insurance Proceeds. If Landlord terminates this Lease, then Landlord shall be entitled to any and all of the insurance proceeds payable for the damage to Landlord's property. Tenant shall be entitled to any and all of the insurance proceeds payable for the damage to Tenant's Property and/or Tenant Alterations.

10.1.4.     Waiver. Tenant (for itself and all others claiming through Tenant) irrevocably waives and releases its rights to make repairs at Landlord's expense. With respect to any damage or destruction that Landlord repairs under this Section 10.1, Tenant also waives all of its rights to terminate this Lease pursuant to rights presently or hereafter accorded by law to tenants. The provisions of this Lease, including this Section 10.1, constitute an express agreement between Landlord and Tenant with respect to any damage to, or destruction of, any portion of the Premises. Any law in respect of any rights or obligations concerning any such damage or destruction in the absence of an express agreement between the parties, and any other law relating to damage or destruction of leased premises, whether in effect on the date of this Lease or thereafter, shall have no application to this Lease or any damage or destruction of any part of the Premises.

10.2.        Condemnation. If all or any substantial part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu thereof, then either party to this Lease shall have the right to give the other a Notice terminating this Lease at any time within 30 days after such taking. If neither party to this Lease shall so elect to terminate this Lease, then the Rent thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. Landlord shall be entitled to any and all income, rent, award, and any interest whatsoever upon any such sum, which may be paid or made in connection with any such public or quasi-public taking or conveyance in lieu thereof, and Tenant hereby assigns to Landlord any interest Tenant may have in, or claim to, all or any part of such sums, other than any separate award that may be made with respect to Tenant's trade fixtures, lost business, and moving expenses. Tenant shall make no claim for the value of any unexpired portion of the Term.

Article 11

MISCELLANEOUS

11.1.         Notices. Any notice, consent, demand, or other communication or document required or permitted to be given under this Lease or pursuant to any law ("Notice(s)"), shall be (a) in writing (except as otherwise provided in this Lease), (b) addressed to the intended recipient at its address set forth in the Basic Lease Information (provided that each of Landlord and Tenant may change its addresses for the giving of notices by giving notice thereof to the other party), (c) sent by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and (d) deemed to have been delivered when tendered for delivery to the addressee, whether or not actually accepted or received by the addressee. Any Notice may be given by an attorney on behalf of Landlord or by Landlord's property management company.

11.2.         OFAC/FCPA. Neither Tenant nor any of its Affiliates, nor to its knowledge any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Lease is or will be (a) conducting any business or engaging in any transaction or dealing with any person appearing on the U.S. Treasury Department's OFAC list of prohibited countries, territories, "specifically designated nationals" ("SDNs") or "blocked person" (each, a "Prohibited Person(s)") (which lists can be accessed at the following web address: http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any such Prohibited Person; (b) engaging in certain dealings with countries and organizations designated under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; (c) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism"; (d) a foreign shell bank or any person that a financial institution would be prohibited from transacting with under the USA PATRIOT Act; or (e) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in (i) any U.S. anti-money laundering law, (ii) the Foreign Corrupt Practices Act, (iii) the U.S. mail and wire fraud statutes, (iv) the Travel Act, (v) any similar or successor statutes or (vi) any regulations promulgated under the foregoing statutes. If at any time this representation becomes false, then it shall be considered an event of default under this Lease as to which there shall be no right to Notice or any opportunity to cure, notwithstanding anything contained in this Lease to the contrary, and Landlord shall have the right to immediately exercise all of the remedies set forth in this Lease, including immediate termination of this Lease.

11.3.         Financial Statements. Tenant agrees to provide Landlord with such information and financial statements of the Tenant requested by Landlord that are required to be included in any filings to be made by Landlord or Landlord's Affiliates with the U.S. Securities and Exchange Commission (the "SEC"), subject to Tenant's right to seek confidential treatment of such disclosure by appropriate filings and/or action before the SEC.  Tenant shall supply the requested information within 60 days of Landlord's request. Such financial statements of Tenant shall include consolidated balance sheets, statements of operations, statements of cash flows and statements of stockholders equity prepared in accordance with U.S. generally accepted accounting principles and shall be reviewed or audited by the Tenant's independent auditors (within the requirements of Regulation S-X under the rules and regulations of the SEC, as interpreted by the staff of the SEC), as reasonably requested by the Landlord and required by the SEC.

11.4.         Brokers. Each of Landlord and Tenant represents and warrants to the other that such party has not dealt with any broker or finder in connection with this Lease.

11.5.         Limitation of Landlord's Liability. Landlord's liability under this Lease shall be limited to and enforceable only against and to the extent of Landlord's interest in the Premises. Landlord's obligations under this Lease shall not be personally binding on Landlord's present or future investment manager, property manager, or any of the trustees, directors, officers, partners, beneficiaries, principals, members, managers, investors, stockholders, employees, Affiliates, agents, representatives, or successors or assigns of Landlord (collectively, the "Landlord Parties"). Landlord shall not be liable to Tenant under this Lease for any lost profits or damage to business. The limitation of liability provided in this Section 11.5 is in addition to, and not in limitation of, any limitation or liability applicable to Landlord provided by applicable laws, rules or regulations or by any other contract, agreement, or instrument.

11.6.         No Waivers. No provision of this Lease shall be deemed waived by either party unless expressly waived in a writing signed by the waiving party (and then only to the extent so expressly waived). No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent or approval respecting any subsequent action. No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease, an acceleration of the Termination Date, or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease, accelerate the Termination Date, or accept a surrender of the Premises shall be valid, unless expressly provided in a writing signed by Landlord. Acceptance of the full or any partial payment of Rent shall not be deemed Landlord's waiver of any breach by Tenant of any provision of this Lease and Landlord's acceptance of a lesser amount than the Rent due under this Lease shall not be deemed Landlord's waiver of Landlord's right to receive the full amount of Rent due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such partial payment without prejudice to Landlord's right to recover the full amount of Rent due. Tenant acknowledges that this Section 11.6 imparts actual notice to Tenant that Landlord's acceptance of partial payment of Rent does not constitute a waiver of any of Landlord's rights, including any right Landlord may have to recover possession of the Premises. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed a waiver of such Event of Default or of Landlord's right to enforce any such remedies with respect to such Event of Default or any subsequent Event of Default. Landlord's acceptance of any Rent or of the performance of any other provision of this Lease from any person other than Tenant, including any Transferee, shall not be deemed a waiver of Landlord's right to approve any Transfer in accordance with Article 6.

11.7.         Entry into Premises. Upon at least twenty four (24) hour prior written notice to Tenant, Landlord reserves and shall at all times have the right to enter the Premises to inspect the same to ensure compliance with the covenants, warranties and representations of Tenant under this Lease, to perform any obligation to be performed by Landlord under this Lease, to remedy any Tenant default, to show the Premises to prospective purchasers, investors, Mortgagees, and tenants, and to alter, improve, and repair the Premises, in any case without abatement of Rent, and may for such purposes erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures and open any wall, ceiling, or floor in or through the Premises where reasonably required by the character of the work to be performed; provided that Tenant's entrance to the Premises shall not be blocked and the conduct of Tenant's business at the Premises shall not be interfered with unreasonably. If Landlord damages any portion of any wall or wall-covering, ceiling, or floor or floor-covering within the Premises, then Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable, but shall not be required to repair or replace more than the portion actually damaged. Except as otherwise expressly provided in this Section 11.7, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Section 11.7.

11.8.        Other Provisions.

11.8.1.      Covenant of Quiet Enjoyment. Landlord covenants that Tenant, while paying Rent and performing Tenant's other covenants and agreements under this Lease, shall peaceably and quietly have, hold, and enjoy the Premises for the Term without hindrance from Landlord, but not otherwise, subject to all matters of record and to the terms and provisions of this Lease.

11.8.2.      Survival. All obligations of Tenant under this Lease not fully performed as of the Termination Date shall survive the Termination Date.

11.8.3.      Entire Agreement. This Lease, together with the Exhibits, contains all of the agreements of Landlord and Tenant in respect of this Lease and supersedes any previous negotiations. There have been no representations made by Landlord or any of Landlord's representatives, or understandings made between Landlord and Tenant, other than those set forth in this Lease and the Exhibits. This Lease may not be modified except by a written instrument duly executed by the party to be bound. Landlord and Tenant each represent to the other, that is has the individuals executing this Lease have been properly authorized by proper action of the Landlord and Tenant, as the case may be.

11.8.4.      Execution in Counterparts. This Lease may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

11.8.5.      Recording. Tenant shall not record this Lease, but may record a short form memorandum of this Lease in the form attached hereto as Exhibit F.

11.8.6.      No Light, Air, or View Easement. Any diminution or shutting off of light, air or view by any structure that may be erected on lands adjacent to or in the vicinity of the Premises or any portion thereof shall not affect this Lease, entitle Tenant to any reduction in Rent, or impose any liability on Landlord.

11.8.7.      Non-Discrimination. Tenant shall not (and Tenant shall not permit any person claiming through or under Tenant to) discriminate against or segregate any person or group of persons on account of race, color, creed, sex, religion, marital status, ancestry, or national origin, whether in the use, occupancy, subleasing, transferring, or enjoyment of the Premises, or otherwise.

11.8.8.      Attorneys' Fees. In any action or proceeding that Landlord or Tenant initiates against the other party declaratory or otherwise, arising out of this Lease, the unsuccessful party in such action or proceeding shall reimburse the prevailing party for its costs, including reasonable attorneys' fees.

11.8.9.      Waiver of Consequential Damages. Neither Landlord nor Tenant shall be liable to the other for any form of special, indirect, consequential, or punitive damages.

11.8.10.    License. Tenant may not transfer the License to any person or entity without the Landlord's prior written consent.

11.9.         Interpretation.

11.9.1.       Captions. The captions in this Lease are for convenience of reference and shall not define, increase, limit, or describe the scope or intent of any provision of this Lease.

11.9.2.      Landlord and Tenant. The terms "Tenant" and "Landlord", and any pronoun used in place thereof, shall indicate and include each of the parties' and respective successors, executors, administrators, and permitted assigns, according to the context, provided that, for the purposes of any provisions indemnifying or waiving claims against, Landlord, the term "Landlord" shall also include Landlord's present and future investment manager, and property management company, and all of their trustees, directors, officers, partners, beneficiaries, principals, members, managers, investors, stockholders, employees, Affiliates, agents, representatives, contractors (and subcontractors of any tier), successors and assigns.

11.9.3.      Non-Exclusivity. Whenever the words "including", "include", or "includes" are used in this Lease, they shall be interpreted in a non-exclusive manner as though the words "without limitation" immediately followed the same. Any reference to "any part" or "any portion of" the Premises or any other property shall be construed to refer to all or any part of the same.

11.9.4.      Covenants Independent. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent.

11.9.5.      Joint and Several Liability. In any case where either Landlord or Tenant consists of more than one person, the obligations of such party under this Lease shall be joint and several.

11.9.6.     Time of the Essence. Time is of the essence of this Lease and all of its provisions.

11.9.7.      Governing Law. This Lease shall in all respects be governed by the laws of the State of New York.

11.9.8.      Successors and Assigns. Subject to the provisions of Article 6, the provisions of this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators, and assigns of Landlord and Tenant.

11.10.       Tenant's Signage. Tenant shall have the right to install such signage at or upon the Premises as permitted by the License and Applicable Laws. Tenant, at its sole expense, shall maintain Tenant's Signage in good condition and repair during the Occupancy Period. Should Tenant's Signage require maintenance or repairs as determined in Landlord's reasonable judgment, Landlord shall have the right to provide notice thereof to Tenant and Tenant shall cause such repairs and/or maintenance to be performed within thirty (30) days after receipt of such notice from Landlord at Tenant's sole cost and expense. Should Tenant fail to perform such maintenance and repairs within the period described in the immediately preceding sentence, then, in addition to all of Landlord's other rights and remedies, Landlord may, but need not, perform the required maintenance and repairs, and Tenant shall pay Landlord the cost thereof, plus a fee for Landlord's oversight and coordination of such work equal to five percent (5%) of its cost, within thirty (30) days after receipt of Landlord's request for payment, together with reasonable, supporting backup documentation.

11.11.       Right of First Offer. Landlord hereby covenants and agrees that Tenant shall have a "Right of First Offer" to purchase the Premises. Such Right of First Offer is granted on and subject to the following terms and conditions:

(a)          If, when and as Landlord desires to sell the Premises (or a portion thereof) to a bona fide third-party, Landlord shall promptly notify Tenant, in writing (a "ROFO Notice"). Tenant shall then have the right to purchase the Premises on the terms and conditions hereinafter set forth.

(b)          Upon Tenant's receipt of the ROFO Notice, Tenant shall have thirty (30) days ("ROFO Response Period") in which to advise Landlord, in writing (the "ROFO Response"), whether or not Tenant desires to exercise its Right of First Offer. The ROFO Response shall describe the economic and other relevant terms and conditions upon which Tenant is prepared to purchase the Premises from the Landlord (the "ROFO Terms").

(c)          If Tenant fails to timely deliver a ROFO Response, then Tenant, except as otherwise set forth herein, shall automatically be deemed to have waived its Right of First Offer with respect to its opportunity to purchase the Premises. In that event, Landlord shall be free to sell the Premises to one or more third parties (a "ROFO Sale").

(d)          If Tenant timely delivers a ROFO Response and Landlord is in agreement with the ROFO Terms as set forth in the ROFO Response, then, within thirty (30) days of Tenant's delivery of the ROFO Response to Landlord, Landlord and Tenant shall execute and enter into a purchase and sale agreement containing the ROFO Terms and such other terms as mutually agreed ("Purchase and Sale Agreement"), pursuant to which Tenant shall purchase the Premises on all of the terms and conditions set forth in the Purchase and Sale Agreement. If Landlord and Tenant enter into a Purchase and Sale Agreement and Tenant terminates the agreement pursuant to the terms thereof or fails to close the purchase of the Premises through no fault of Landlord, then Tenant's Right of First Offer shall automatically terminate and be of no further force or effect.

(e)          If Tenant timely delivers a ROFO Response and Landlord is not in agreement with the ROFO Terms as set forth in the ROFO Response, then Landlord has the right to pursue the sale of the Premises to a third party purchaser; provided, however, the Landlord agrees that the sale of the Premises to a third party purchaser shall be on such terms and conditions that are economically superior to the ROFO Terms as set forth in the ROFO Response.

11.12.       New York State-Specific Provisions.

(a)          Notwithstanding anything to the contrary in New York Real Property Actions and Proceedings Law ("RPAPL") § 711(2) or any other law or rule of procedure, Landlord's acceptance of any partial payment on account of rent, even if acknowledged or receipted for in writing, shall not be deemed to constitute Landlord's "express consent in writing to permit the tenant to continue in possession" as referred to in RPAPL § 711(2). Landlord shall not be deemed to have granted such "express consent in writing to permit the tenant to continue in possession" unless the alleged written consent by Landlord expressly refers to N.Y. RPAPL § 711(2) and expressly states (i.e., contains substantially these words): "Landlord consents to Tenant's remaining in possession notwithstanding nonpayment of rent." Any such partial payment shall merely constitute a payment on account and nothing more, and shall not limit any rights or remedies of Landlord.

(b)          Notwithstanding anything contained herein to the contrary, the Landlord acknowledges that its rights of reentry into the Premises as set forth in this Lease do not confer on it the authority to manufacture and/or dispense on the Premises medical marijuana in accordance with Article 33 of the Public Health Law and Landlord further agrees to provide the New York State Department of Health, Mayor Erastus Corning 2nd Tower, The Governor Nelson A. Rockefeller Empire State Plaza, Albany, N.Y. 12237, with notification by certified mail return receipt requested of its intent to reenter the Premises or to initiate dispossess proceedings or that the Lease is due to expire, at least thirty (30) days prior to the date on which the Landlord intends to exercise a right of reentry or to initiate such proceedings or at least sixty (60) days before expiration of this Lease.

(c)          To the extent that such waiver is permitted by and enforceable under Applicable Laws, Tenant expressly waives, for itself and for any person claiming through or under Tenant, any rights under New York Civil Practice Law and Rules § 2201 (or any other law or rule of procedure, including any provisions of the RPAPL), in connection with any holdover proceedings or other action or proceeding regarding this Lease, rights as a tenant or occupant of the Premises, or possession of the Premises.

(d)          Tenant shall not (and shall not require, permit, suffer, or allow anyone to) clean any window in or near the Premises from the outside in violation of New York Labor Law § 202.

(e)          Tenant shall comply with any law relating to access to the Premises for any excavation on adjacent land. Tenant shall not, by reason of any such excavation, have any claim against Landlord for damages, indemnity, or suspension, diminution, abatement, or reduction of any Rent. Any payment made during the Term for any excavation on adjacent land shall belong to Landlord.

(f)          Nothing in this Lease constitutes Landlord's consent or request, express or implied, by inference or otherwise: (a) to any contractor, subcontractor, laborer, or material supplier to perform any labor or furnish any materials for any improvement, alteration, or repair of the Premises; or (b) to subject Landlord's property to any mechanic's lien.

(g)          Tenant specifically waives the right of redemption under RPAPL § 761, and any similar or successor statute.

11.13.         Guaranty  Tenant acknowledges and agrees that Landlord is entering into this Lease on the basis of Landlord's evaluation of the overall financial condition, business operations and potential business expansion opportunities of Tenant and all Affiliates of Tenant, both at the Premises and at other locations in and outside of the State of New York. As such, concurrently with Tenant’s execution and delivery of this Lease, Tenant and each Affiliate of Tenant shall execute and deliver to Landlord a guaranty in the form attached hereto as Exhibit E (“Guaranty”). Tenant shall promptly notify Landlord regarding the formation of any Affiliate of Tenant formed prior to, on or after the date hereof, and Tenant will cause such Affiliate to execute and deliver a Guaranty in favor of Landlord.

(SIGNATURES APPEAR ON NEXT PAGE)

IN WITNESS WHEREOF, the parties hereto have duly executed this Lease on the day and year first above written.

LANDLORD:

IIP-NY 1 LLC
a Delaware limited liability company

By:	/s/ Brian Wolfe
Name:	Brian Wolfe
Title:	Vice President, General Counsel and Secretary

TENANT:

PharmaCann LLC
an Illinois limited liability company

By:	/s/ Teddy Scott
Name:	Teddy Scott
Title:	Chief Executive Officer

EXHIBIT A

description of THE PREMISES

Parcel I

All that certain lot, parcel of land and premises, hereinafter described, situate, lying and being in the Town of Hamptonburgh, Orange County, State of New York, designated as a portion of Lot #3 on a plat entitled “Subdivision Plan for Hudson Crossings II”, filed with the Orange County Clerk's Office on April 27, 2015 as Map No. 60-2015, said property being more particularly bounded and described as follows.

BEGINNING at a rebar set where the dividing line between Lot #1 and Lot #2 as shown on Orange County Clerk’s Office filed Map #114-12 intersects the southerly line of Lot 7.1, Block 1, Section 36 (Lands of Green Acres Development Group per Liber 3905, Page 026), Town of Montgomery, and running thence from said point along said dividing line the following three courses:

1.           South 18°50'45” West, a distance of 904.90 feet to a rebar set; thence

2.           South 41°59'13” West, a distance of 209.52 feet to a rebar set; thence

3.           South 20°58'05” West, a distance of 1023.27 feet to a rebar set; thence proceeding along the dividing line between said Lot 2 and Lot 21.22, Block 1, Section 1 (Lands of Green Acres Development Group per Liber 3905, Page 026), the following thirteen courses:

4.           North 81° 54' 32” West, a distance of 273.13 feet to a point; thence

5.           North 82° 12' 43” West, a distance of 209.03 feet to a point; thence

6.           North 78° 00' 48” West, a distance of 149.59 feet to a point; thence

7.           North 73° 54' 53” West, a distance of 414.09 feet to a point; thence

8.           North 75° 30' 05” West, a distance of 151.22 feet to a point; thence

9.           North 88° 06' 10” West, a distance of 150.32 feet to a point; thence

10.          South 79° 14' 56” West, a distance of 236.83 feet to a point; thence

11.          South 84° 53' 37” West, a distance of 261.73 feet to a rebar set on a curve; thence

12.          Along a non-tangent curve to the left having a radius of 12,489.00 feet, a central angle of 00° 56' 30”, an arc length of 205.28 feet, also bearing a chord of North 26° 24' 19” East, a chord distance of 205.28 feet to a point of non-tangency; thence

13.          North 25° 47' 36” East, a distance of 704.70 feet to a non-tangent point; thence

14.          Along a non-tangent curve to the right having a radius of 1,322.00 feet, a central angle of 03° 48' 52”, an arc length of 88.01 feet, also bearing a chord of North 27° 47' 05” East, a chord distance of 87.99 feet to a point of non-tangency; thence

15.          North 29° 44' 35” East, a distance of 590.89 feet to a point of curvature; thence

16.          Along a curve to the left having a radius of 6,760.00 feet, a central angle of 02° 32' 52”, an arc length of 300.60 feet, also bearing a chord of North 28° 28' 09” East, a chord distance of 300.58 feet to a point; thence

17.          Along the dividing line between said Lot 2 and Lot 1.22 (n/f reputed owner Theodore I. & Sharon Owens per Liber 2089 Page 1143), Block 1, Section 1, South 52° 09' 10” East, a distance of 399.79 feet to a metal pipe found; thence proceeding along the dividing line between Proposed Lot 2 and Proposed Lot 3, as shown on said filed Map No. 60-2015, the following nine courses:

18.          South 38° 27' 17” West, a distance of 537.44 feet to a rebar set; thence

19.          South 43° 28' 40” East, a distance of 644.09 feet to a rebar set; thence

20.          North 76° 04' 53” East, a distance of 643.64 feet to a metal fence post; thence

21.          South 49° 20' 53” East, a distance of 85.81 feet to a rebar set; thence

22.          North 40° 27' 05” East, a distance of 275.89 feet to a point of curvature; thence

23.          Along a curve to the left having a radius of 475.00 feet, a central angle of 22° 02' 48”, an arc length of 182.77 feet, also bearing a chord of North 29° 25' 41” East, a chord distance of 181.65 feet to a point of tangency; thence

24.          North 18°24'17” East, a distance of 654.71 feet to a point of curvature; thence

25.          Along a curve to the left having a radius of 375.00 feet, a central angle of 30° 22' 25”, an arc length of 198.79 feet, also bearing a chord of North 03° 13' 04” East, a chord distance of 196.48 feet to a point of tangency; thence

26.          North 11° 58' 08” West, a distance of 28.86 feet to a rebar set; thence

27.          Along the aforementioned dividing line between Lot 2 as shown on said Map #114-12, Town of Hamptonburgh, and Lot 7.1, Block 1, Section 36, Town of Montgomery, South 62°34'19” East, a distance of 158.30 feet to the. point of BEGINNING.

Encompassing an area of 1,811,603 square feet or 41.589 acres, more or less.

Together with the following two parcels:

Parcel II

All that certain lot, parcel of land and premises, hereinafter particularly described, situate, lying and being in the Town of Hamptonburgh, Orange County, State of New York, being a portion of Lot 1 on a map entitled “Phase 1 Final Plan For Pyramid Subdivision, Town of Hamptonburgh and Town of Montgomery”, prepared by Pietrzak & Pfau, Engineering & Surveying, PLLC., last revised June 10, 2004, and recorded in the Orange County Clerk's office on July 13, 2004 as Map #465-04, Sheet 1.

Said property being shown on said map on the northerly side of Eager Road and noted as “Area = 28.7±AC Portion of Lot 1”.

Parcel II being further described as Parcel II in a deed recorded in the Orange County Clerk's office on April 30, 2008 in Book 12567, Page 1566, File No. 20080045244.

Parcel III

All that certain lot, parcel of land and premises, hereinafter particularly described, situate, lying and being in the Town of Hamptonburgh, Orange County, State of New York, being a portion of Lot 1 on a map entitled “Phase 1 Final Plan For Pyramid Subdivision, Town of Hamptonburgh and Town of Montgomery”, prepared by Pietrzak & Pfau, Engineering & Surveying, PLLC., last revised June 10, 2004, and recorded in the Orange County Clerk's office on July 13, 2004 as Map #465-04, Sheet 1.

Said property being shown on said map on the southerly side of Eager Road and noted as “Area = 11.2±AC Portion of Lot 1”.

Parcel III being further described as Parcel III in a deed recorded in the Orange County Clerk's office on April 30, 2008 in Book 12567, Page 1566, File No. 20080045244.

(BEING a portion of the premises conveyed to Hudson Valley Crossing, LLC by Green Acres Development Group by deed dated April 14, 2008 and recorded in the Orange County Clerk's Office on April 30, 2008 in Liber 12657 at page 1566.)

Together with and subject to the covenants, easements, reservations and restrictions of record set forth below:

1.	Easement to Central Hudson Gas & Electric Corporation, and Walden Telephone Company recorded in the Orange County Clerk’s Office on February 20, 1932 in Liber 726 of Deeds at page 599.

2.	Easement to Central Hudson Gas & Electric Corporation recorded in the Orange County Clerk’s Office on September 21, 1935 in Liber 762 of Deeds at page 282.

3.	Declaration of Utility Easements, Water and Sewer recorded in the Orange County Clerk’s Office on February 28, 2008 in Liber 12623 of Deeds at page 602.

4.	Declaration of Drainage Easement recorded in the Orange County Clerk’s Office on February 28, 2008 in Liber 12623 of Deeds at page 608.

5.	Declaration of License to Access Premises recorded in the Orange County Clerk’s Office on February 28, 2008 in Liber 12623 of Deeds at page 613.

6.	Declaration of Right of Way and Easement for Emergency and Firematic Purposes recorded in the Orange County Clerk’s Office on February 29, 2008 in Liber 12624 of Deeds at page 807.

First Amended Declaration of Right of Way and Easement for Emergency and Firematic Purposes recorded in the Orange County Clerk’s Office on April 5, 2013 in Liber 13539 of Deeds at page 232.

7.	Declaration of Drainage Easement recorded in the Orange County Clerk’s Office on April 30, 2008 in Liber 12657 of Deeds at page 1554.

8.	Declaration of Right of Way recorded in the Orange County Clerk’s Office on April 30, 2008 in Liber 12657 of Deeds at page 1559 as assigned by Assignment and Grant Easement recorded in the Orange County Clerk’s Office on August 6, 2015 in Liber 13928 of Deeds at page 1834.

9.	Grading and Construction Easement recorded in the Orange County Clerk’s Office on April 30, 2008 in Liber 12657 of Deeds at page 1572.

10.	Conservation Easement recorded in the Orange County Clerk’s Office on February 25, 2009 in Liber 12785 of Deeds at page 550.

11.	Declaration of Restrictive Covenants recorded in the Orange County Clerk’s Office on May 10, 2012 in Liber 13342 of Deeds at page 1372.

12.	Road Maintenance Declaration recorded in the Orange County Clerk’s Office on May 10, 2012 in Liber 13342 of Deeds at page 1379.

First Amendment to Road Maintenance Declaration recorded in the Orange County Clerk’s Office on May 14, 2015 in Liber 13894 of Deeds at page 52.

13.	Drainage, Grading and Utility Declaration recorded in the Orange County Clerk’s Office on May 10, 2012 in Liber 13342 of Deeds at page 1387.

First Amendment to Drainage, Grading and Utility Declaration recorded in the Orange County Clerk’s Office on May 13, 2015 in Liber 13893 of Deeds at page 1046.

14.	Sewer and Water Facilities Agreement recorded in the Orange County Clerk’s Office on July 19, 2012 in Liber 13377 of Deeds at page 1381.

Revised Sewer and Water Facilities Agreement recorded in the Orange County Clerk’s Office on April 20, 2015 in Liber 13887 of Deeds at page 1043.

First Amendment to Sewer and Water Facilities Agreement recorded in the Orange County Clerk’s Office on May 14, 2015 in Liber 13894 of Deeds at page 43.

15.	Easement to Central Hudson Gas & Electric Corporation and Frontier Communications of New York recorded in the Orange County Clerk’s Office on January 10, 2013 in Liber 13482 of Deeds at page 1972.

16.	Sewer and Water Facilities Agreement recorded in the Orange County Clerk’s Office on April 3, 2013 in Liber 13537 of Deeds at page 549.

17.	Easement to Central Hudson Gas & Electric Corporation and Frontier Communications of New York recorded in the Orange County Clerk’s Office on July 2, 2013 in Liber 13595 of Deeds at page 524.

18.	Temporary Grading and Construction Easement Agreement recorded in the Orange County Clerk’s Office on May 13, 2015 in Liber 13893 of Deeds at page 1025.

19.	Access easements and restrictions shown on Filed Map #465-04, #114-12 and #60-15.

EXHIBIT B

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Lease Agreement (the "Lease") made and entered into as of _________, ____ with [__________], a [__________], as Landlord, for the building, land, and parking facilities located at [__________], certifies as follows:

1.          Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises. Capitalized terms used but not defined herein have the meanings ascribed to them in the Lease.

2.          The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Term commenced on ____________________.

3.          The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A. Tenant is not entitled to receive any concession or benefit (rental or otherwise) or other similar compensation in connection with leasing the Premises other than as set forth in the Lease.

4.          Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows: ______________________.

5.          Rent became payable on ____________________.

6.          The Term expires on _______________________.

7.          All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and neither Landlord nor Tenant is in default thereunder. Without limiting the foregoing, (i) all construction and installation of tenant improvements required to be performed by or paid by Landlord under the Lease have been completed and paid and (ii) there are no unpaid allowances or rental concessions payable or creditable to Tenant which have not been paid or credited in full.

8.          No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

9.          As of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

10.         All monthly installments of Base Rent, Additional Rent and Supplemental Rent and all Operating Expenses and Taxes have been paid when due through ______________. The current monthly installment of Base Rent is $________________; of Supplemental Rent is $____________; and Property Management Fee is $___________.

11.         Except for the Right of First Refusal granted to Tenant pursuant to Section 11.11 of the Lease, Tenant does not have any option to purchase or right of first refusal or first offer to purchase the Premises, or any portion thereof, or any interest therein and the only interest of Tenant in such property is as the Tenant under the Lease.

12.         The amount of the Security Deposit held by Landlord to secure Tenant's performance under the Lease is __________________ Dollars ($____________). No portion of the Security Deposit has been utilized or applied by Landlord.

13.         Tenant is not the subject of any bankruptcy, insolvency, debtor's relief, reorganization, receivership or other similar proceeding.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord's prospective mortgagee, trust deed holder or a prospective purchaser or investor, and acknowledges that it recognizes that if same is done, in addition to Landlord, said mortgagee, prospective mortgagee, trust deed holder or prospective purchaser or investor will be relying upon the statements contained herein in making the loan or acquiring the Premises, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this Estoppel Certificate is a condition of making the loan or acquisition of the Premises.

If Tenant is a corporation, limited liability company or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of Illinois, if required by law, and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

Executed at __________________ on the _____ day of ______________, 20___.

"Tenant"

By:
Name:
Title:
Date Signed:

EXHIBIT D

SUPPLEMENTAL RENT SCHEDULE

Month	Year	Payment
1	1	$105,476.82
2		$105,476.82
3		$105,476.82
4		$105,476.82
5		$105,476.82
6		$105,476.82
7		$105,476.82
8		$105,476.82
9		$105,476.82
10		$105,476.82
11		$105,476.82
12		$105,476.82
1	2	$105,476.82
2		$105,476.82
3		$105,476.82
4		$105,476.82
5		$105,476.82
6		$105,476.82
7		$105,476.82
8		$105,476.82
9		$105,476.82
10		$105,476.82
11		$105,476.82
12		$105,476.82
1	3	$105,476.82
2		$105,476.82
3		$105,476.82
4		$105,476.82
5		$105,476.82
6		$105,476.82
7		$105,476.82
8		$105,476.82
9		$105,476.82
10		$105,476.82
11		$105,476.82
12		$105,476.82
1	4	$105,476.82
2		$105,476.82
3		$105,476.82
4		$105,476.82

5		$105,476.82
6		$105,476.82
7		$105,476.82
8		$105,476.82
9		$105,476.82
10		$105,476.82
11		$105,476.82
12		$105,476.82
1	5	$105,476.82
2		$105,476.82
3		$105,476.82
4		$105,476.82
5		$105,476.82
6		$105,476.82
7		$105,476.82
8		$105,476.82
9		$105,476.82
10		$105,476.82
11		$105,476.82
12		$105,476.82

Exhibit E

FORM OF GUARANTY OF LEASE

This Guaranty of Lease ("Guaranty") is executed effective on the ____ day of [_______], 20[__], by [_______], a [_______] ("Guarantor"), whose address for notices is [________________], in favor of IIP-NY 1 LLC, a Delaware limited partnership ("Landlord"), whose address for notices is 17190 Bernardo Center Drive, San Diego, California 92128, Attn: General Counsel.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Guarantor covenants and agrees as follows:

1.          Recitals. This Guaranty is made with reference to the following recitals of facts which constitute a material part of this Guaranty:

(a)          Landlord, as Landlord, and PharmaCann LLC, an Illinois limited liability company, as Tenant ("Tenant"), entered into that certain Lease dated as of [_______], 2016 (the "Lease"), with respect to certain space in the building located at 14 Hudson Crossing Drive, in the Town of Hamptonburgh, Orange County, New York, as more particularly described in the Lease (the "Leased Premises").

(b)          Guarantor is [DESCRIBE RELATIONSHIP OF GUARANTOR TO TENANT] and is therefore receiving a substantial benefit for executing this Guaranty.

(c)          Landlord would not have entered into the Lease with Tenant without having received the Guaranty executed by Guarantor as an inducement to Landlord.

(d)          By this Guaranty, Guarantor intends to absolutely, unconditionally and irrevocably guarantee the full, timely, and complete (i) payment of all rent and other sums required to be paid by Tenant under the Lease, (ii) performance of all other terms, covenants, conditions and obligations of Tenant arising out of the Lease and all foreseeable and unforeseeable damages that may arise as a foreseeable or unforeseeable consequence of any non-payment, non-performance or non-observance of, or non-compliance with, any of the terms, covenants, conditions or other obligations described in the Lease (including, without limitation, all reasonable attorneys' fees and disbursements and all litigation costs and expenses incurred or payable by Landlord or for which Landlord may be responsible or liable, or caused by any such default), and (iii) payment of any and all out-of-pocket expenses (including reasonable attorneys' fees and expenses and litigation expenses) incurred by Landlord in enforcing any of the rights under the Lease or this Guaranty within five (5) days after Landlord's demand thereafter (collectively, the "Guaranteed Obligations").

2.          Guaranty. From and after the Commencement Date (as such term is defined under the Lease), Guarantor absolutely, unconditionally and irrevocably guarantees, as principal obligor and not merely as surety, to Landlord, the full, timely and unconditional payment and performance, of the Guaranteed Obligations strictly in accordance with the terms of the Lease, as such Guaranteed Obligations may be modified, amended, extended or renewed from time to time. This is a Guaranty of payment and performance and not merely of collection. Guarantor agrees that Guarantor is primarily liable for and responsible for the payment and performance of the Guaranteed Obligations. Guarantor shall be bound by all of the provisions, terms, conditions, restrictions and limitations contained in the Lease which are to be observed or performed by Tenant, the same as if Guarantor was named therein as Tenant with joint and several liability with Tenant, and any remedies that Landlord has under the Lease against Tenant shall apply to Guarantor as well. If Tenant defaults in any Guaranteed Obligation under the Lease, Guarantor shall in lawful money of the United States, pay to Landlord on demand the amount due and owing under the Lease. Guarantor waives any rights to notices of acceptance, modifications, amendment, extension or breach of the Lease. If Guarantor is a natural person, it is expressly agreed that this guaranty shall survive the death of such guarantor and shall continue in effect. The obligations of Guarantor under this Guaranty are independent of the obligations of Tenant or any other guarantor. Guarantor acknowledges that this Guaranty and Guarantor's obligations and liabilities under this Guaranty are and shall at all times continue to be absolute and unconditional in all respects and shall be the separate and independent undertaking of Guarantor without regard to the genuineness, validity, legality or enforceability of the Lease, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to this Guaranty and the obligations and liabilities of Guarantor under this Guaranty or the obligations or liabilities of any other person or entity (including, without limitation, Tenant) relating to this Guaranty or the obligations or liabilities of Guarantor hereunder or otherwise with respect to the Lease or to Tenant. Guarantor hereby absolutely, unconditionally and irrevocably waives any and all rights it may have to assert any defense, set-off, counterclaim or cross-claim of any nature whatsoever with respect to this Guaranty or the obligations or liabilities of Guarantor under this Guaranty or the obligations or liabilities of any other person or entity (including, without limitation, Tenant) relating to this Guaranty or the obligations or liabilities of Guarantor under this Guaranty or otherwise with respect to the Lease, in any action or proceeding brought by the holder hereof to enforce the obligations or liabilities of Guarantor under this Guaranty. This Guaranty sets forth the entire agreement and understanding of Landlord and Guarantor, and Guarantor acknowledges that no oral or other agreements, understandings, representations or warranties exist with respect to this Guaranty or with respect to the obligations or liabilities of Guarantor under this Guaranty. The obligations of Guarantor under this Guaranty shall be continuing and irrevocable (a) during any period of time when the liability of Tenant under the Lease continues, and (b) until all of the Guaranteed Obligations have been fully discharged by payment, performance or compliance. If at any time all or any part of any payment received by Landlord from Tenant or Guarantor or any other person under or with respect to the Lease or this Guaranty has been refunded or rescinded pursuant to any court order, or declared to be fraudulent or preferential, or are set aside or otherwise are required to be repaid to Tenant, its estate, trustee, receiver or any other party, including as a result of the insolvency, bankruptcy or reorganization of Tenant or any other party (an "Invalidated Payment"), then Guarantor's obligations under the Guaranty shall, to the extent of such Invalidated Payment be reinstated and deemed to have continued in existence as of the date that the original payment occurred. This Guaranty shall not be affected or limited in any manner by whether Tenant may be liable, with respect to the Guaranteed Obligations individually, jointly with other primarily, or secondarily.

3.          No Impairment of Guaranteed Obligations. Guarantor further agrees that Guarantor's liability for the Guaranteed Obligations shall in no way be released, discharged, impaired or affected or subject to any counterclaim, setoff or deduction by (a) any waiver, consent, extension, indulgence, compromise, release, departure from or other action or inaction of Landlord under or in respect of the Lease or this Guaranty, or any obligation or liability of Tenant, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect to the Lease or this Guaranty, (b) any change in the time, manner or place of payment or performance of the Guaranteed Obligations, (c) the acceptance by Landlord of any additional security or any increase, substitution or change therein, (d) the release by Landlord of any security or any withdrawal thereof or decrease therein, (e) any assignment of the Lease or any subletting of all or any portion of the Leased Premises (with or without Landlord's consent), (f) any holdover by Tenant beyond the term of the Lease (g) any termination of the Lease, (h) any release or discharge of Tenant in any bankruptcy, receivership or other similar proceedings, (i) the impairment, limitation or modification of the liability of Tenant or the estate of Tenant in bankruptcy or of any remedy for the enforcement of Tenant's liability under the Lease resulting from the operation of any present or future provisions of any bankruptcy code or other statute or from the decision in any court, or the rejection or disaffirmance of the Lease in any such proceedings, (j) any merger, consolidation, reorganization or similar transaction involving Tenant, even if Tenant ceases to exist as a result of such transaction, (k) the change in the corporate relationship between Tenant and Guarantor or any termination of such relationship, (l) any change in the direct or indirect ownership of all or any part of the shares in Tenant, or (m) to the extent permitted under applicable law, any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable defense or discharge of the liabilities of Guarantor or which might otherwise limit recourse against Guarantor. Guarantor further understands and agrees that Landlord may at any time enter into agreements with Tenant to amend and modify the Lease, and may waive or release any provision or provisions of the Lease, and, with reference to such instruments, may make and enter into any such agreement or agreements as Landlord and Tenant may deem proper and desirable, without in any manner impairing or affecting this Guaranty or any of Landlord's rights hereunder or Guarantor's obligations hereunder, unless otherwise agreed in writing thereunder or under the Lease.

4.          Remedies.

a)            If Tenant defaults with respect to the Guaranteed Obligations, and if Guarantor does not fulfill Tenant's obligations immediately upon its receipt of written notice of such default from Landlord, Landlord may at its election proceed immediately against Guarantor, Tenant, or any combination of Tenant, Guarantor, and/or any other guarantor. It is not necessary for Landlord, in order to enforce payment and performance by Guarantor under this Guaranty, first or contemporaneously to institute suit or exhaust remedies against Tenant or other liable for any of the Guaranteed Obligations or to enforce rights against any collateral securing any of it. Guarantor hereby waives any right to require Landlord to join Tenant in any action brought hereunder or to commence any action against or obtain any judgment against Tenant or to pursue any other remedy or enforce any other right. If any portion of the Guaranteed Obligations terminates and Landlord continues to have any rights that it may enforce against Tenant under the Lease after such termination, then Landlord may at its election enforce such rights against Guarantor. Unless and until all Guaranteed Obligations have been fully satisfied, Guarantor shall not be released from its obligations under this Guaranty irrespective of: (i) the exercise (or failure to exercise) by Landlord of any of Landlord's rights or remedies (including, without limitation, compromise or adjustment of the Guaranteed Obligations or any part thereof); or (ii) any release by Landlord in favor of Tenant regarding the fulfillment by Tenant of any obligation under the Lease.

b)            Notwithstanding anything in the foregoing to the contrary, Guarantor hereby covenants and agrees to and with Landlord that Guarantor may be joined in any action by or against Tenant in connection with the Lease. Guarantor also agrees that, in any jurisdiction, it will be conclusively bound by the judgment in any such action by or against Tenant (wherever brought) as if Guarantor were a party to such action even though Guarantor is not joined as a party in such action.

5.          Waivers. With the exception of the defense of prior payment, performance or compliance by Tenant or Guarantor of or with the Guaranteed Obligations which Guarantor is called upon to pay or perform, or the defense that Landlord's claim against Guarantor is barred by the applicable statute of limitations, Guarantor hereby waives and releases all defenses of the law of guaranty or suretyship to the extent permitted by law.

6.          Rights Cumulative. All rights, powers and remedies of Landlord under this Guaranty shall be cumulative and in addition to all rights, powers and remedies given to Landlord by law.

7.          Representations and Warranties. Guarantor hereby represents and warrants that (a) [intentionally omitted]; (b) Landlord has made no representation to Guarantor as to the creditworthiness or financial condition of Tenant; (c) Guarantor has full power to execute, deliver and carry out the terms and provisions of this Guaranty and has taken all necessary action to authorize the execution, delivery and performance of this Guaranty; (d) Guarantor's execution and delivery of, and the performance of its obligations under, this Guaranty does not conflict with or violate any of Guarantor's organizational documents, or any contract, agreement or decree which Guarantor is a party to or which is binding on Guarantor; (e) the individual executing this Guaranty on behalf of Guarantor has the authority to bind Guarantor to the terms and conditions of this Guaranty; (f) Guarantor has been represented by counsel of its choice in connection with this Guaranty; (g) this Guaranty when executed and delivered shall constitute the legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with its terms; and (h) there is no action, suit, or proceeding pending or, to the knowledge of Guarantor, threatened against Guarantor before or by any governmental authority which questions the validity or enforceability of, or Guarantor's ability to perform under, this Guaranty.

8.          Subordination. In the event of Tenant's insolvency or the disposition of the assets of Tenant, through bankruptcy, by an assignment for the benefit of creditors, by voluntary liquidation, or otherwise, the assets of Tenant applicable to the payment of all claims of Landlord and/or Guarantor shall be paid to Landlord and shall be first applied by Landlord to the Guaranteed Obligations. Any indebtedness of Tenant now or hereafter held by Guarantor, whether as original creditor or assignee or by way of subrogation, restitution, reimbursement, indemnification or otherwise, is hereby subordinated in right of payment to the Guaranteed Obligations. So long as an uncured event of default exists under the Lease, (a) at Landlord's written request, Guarantor shall cause Tenant to pay to Landlord all or any part of any funds invested in or loaned to Tenant by Guarantor which Guarantor is entitled to withdraw or collect and (b) any such indebtedness or other amount collected or received by Guarantor shall be held in trust for Landlord and shall forthwith be paid over to Landlord to be credited and applied against the Guaranteed Obligations. Subject to the foregoing, Guarantor shall be entitled to receive from Landlord any amounts that are, from time to time, due to Guarantor in the ordinary course of business. Until all of Tenant's obligations under the Lease are fully performed, Guarantor shall have no right of subrogation against Tenant by reason of any payments, acts or performance by Guarantor under this Guaranty.

9.          Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York, United States of America, without regard to principles of conflicts of laws. TO THE FULLEST EXTENT PERMITTED BY LAW, GUARANTOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS GUARANTY.

10.         Attorneys' Fees. In the event any litigation or other proceeding ("Proceeding") is initiated by any party against any other party to enforce this Guaranty, the prevailing party in such Proceeding shall be entitled to recover from the unsuccessful party all costs, expenses, and actual reasonable attorneys' fees relating to or arising out of such Proceeding.

11.         Modification. This Guaranty may be modified only by a contract in writing executed by Guarantor and Landlord.

12.         Invalidity. If any provision of the Guaranty shall be invalid or unenforceable, the remainder of this Guaranty shall not be affected by such invalidity or unenforceability. In the event, and to the extent, that this Guaranty shall be held ineffective or unenforceable by any court of competent jurisdiction, then Guarantor shall be deemed to be a tenant under the Lease with the same force and effect as if Guarantor were expressly named as a co-tenant therein with joint and several liability.

13.         Successors in Interest and Assigns. Unless otherwise agreed in writing or under the Lease, this Guaranty shall be binding upon and shall inure to the benefit of the successors-in-interest and assigns of each party to this Guaranty.

14.         Notices. Any notice, consent, demand, invoice, statement or other communication required or permitted to be given hereunder shall be in writing and shall be given by (a) personal delivery, (b) overnight delivery with a reputable international overnight delivery service, such as FedEx, or (c) facsimile or email transmission, so long as such transmission is followed within one (1) business day by delivery utilizing one of the methods described in subsections (a) or (b). Any such notice, consent, demand, invoice, statement or other communication shall be deemed delivered (x) upon receipt, if given in accordance with subsection (a); (y) one business (1) day after deposit with a reputable international overnight delivery service, if given if given in accordance with subsection (b); or (z) upon transmission, if given in accordance with subsection (c). Except as otherwise stated in this Guaranty, any notice, consent, demand, invoice, statement or other communication required or permitted to be given pursuant to this Guaranty shall be addressed to Guarantor or Landlord at the address set forth above in the introductory paragraph of this Guaranty. Either party may, by notice to the other given pursuant to this Section, specify additional or different addresses for notice purposes.

15.         Waiver. Any waiver of a breach or default under this Guaranty must be in a writing that is duly executed by Landlord and shall not be a waiver of any other default concerning the same or any other provision of this Guaranty. No delay or omission in the exercise of any right or remedy shall impair such right or remedy or be construed as a waiver.

16.         Withholding. Unless otherwise agreed in the Lease, any and all payments by Guarantor to Landlord under this Guaranty shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto (collectively, "Taxes"). If Guarantor shall be required by any applicable laws to deduct any Taxes from or in respect of any sum payable under this Guaranty to Landlord: (a) the sum payable shall be increased as necessary so that after making all required deductions, the Landlord receives an amount equal to the sum it would have received had no such deductions been made; (b) Guarantor shall make such deductions; and (c) Guarantor shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable laws.

17.         Financial Condition of Tenant. Landlord shall have no obligation to disclose or discuss with Guarantor Landlord's assessment of the financial condition of Tenant. Guarantor has adequate means to obtain information from Tenant on a continuing basis concerning the financial condition of Tenant and its ability to perform its Guaranteed Obligations, and Guarantor assumes responsibility for being and keeping informed of Tenant's financial condition and of all circumstances bearing upon the risk of Tenant's failure to perform the Guaranteed Obligations.

18.         Bankruptcy. So long as the Guaranteed Obligations remain outstanding, Guarantor shall not, without Landlord's prior written consent, commence or join with any other person in commencing any bankruptcy or similar proceeding of or against Tenant. Guarantor's obligations hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any bankruptcy or similar proceeding (voluntary or involuntary) involving Tenant or by any defense that Tenant may have by reason of an order, decree or decision of any court or administrative body resulting from any such proceeding. To the fullest extent permitted by law, Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay to Landlord or allow the claim of Landlord in respect of any interest, fees, costs, expenses or other Guaranteed Obligations accruing or arising after the date on which such case or proceeding is commenced.

19.         Conveyance or Transfer. Without Landlord's written consent, Guarantor shall not convey, sell, lease or transfer any of its properties or assets to any person or entity to the extent that such conveyance, sale, lease or transfer could have a material adverse effect on Guarantor's ability to fulfill any of the Guaranteed Obligations.

20.         Limitation on Obligations Guaranteed.

(a)          Notwithstanding any other provision hereof, the right of recovery against Guarantor under Section 2 shall not exceed $1.00 less than the lowest amount that would render Guarantor's obligations under Section 2 void or voidable under applicable law, including, without limitation, the Uniform Fraudulent Conveyance Act, Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to the guaranty set forth herein and the obligations of Guarantor hereunder. To effectuate the foregoing, the Guaranteed Obligations in respect of the guarantee set forth in Section 2 at any time shall be limited to the maximum amount as would result in the Guaranteed Obligations with respect thereto not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such guarantee set forth in Section 2 and its related contribution rights, but before taking into account any liabilities under any other guarantee by Guarantor. For purposes of the foregoing, all guarantees of Guarantor other than the guarantee under Section 2 will be deemed to be enforceable and payable after the guaranty under Section 2. To the fullest extent permitted by applicable law, this Section shall be for the benefit solely of creditors and representatives of creditors of Guarantor and not for the benefit of Guarantor or the holders of any equity interest in Guarantor.

(b)          Guarantor agrees that obligations may at any time and from time to time be incurred or permitted in an amount exceeding the maximum liability of Guarantor under Section 2 without impairing the guarantee contained in Section 2 or affecting Landlord's rights and remedies hereunder.

21.         Financials. To induce Landlord to enter into the Lease, Guarantor shall, within ninety (90) days after the end of Guarantor's financial year, furnish Landlord with a certified copy of Guarantor's year-end unconsolidated financial statements for the previous year, audited by a nationally recognized accounting firm. If audited financial statements are not otherwise prepared, then Guarantor may satisfy the requirement to provide audited financial statements by providing in lieu thereof unaudited financial statements prepared in accordance with GAAP and certified by the chief financial officer of Guarantor as correct and complete copies of such financial statements, fairly presenting Guarantor's financial condition as of the time set forth therein and having been prepared in accordance with GAAP.

[REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

GUARANTOR

[_______],
a [_______]

By:
Name:
Title:

EXHIBIT F

FORM OF MEMORANDUM OF LEASE

This Memorandum of Lease (this “Memorandum of Lease”) is made as of this ______ day of December, 2016, by and between IIP-NY 1 LLC, a Delaware limited liability company with its principal mailing address of 17190 Bernardo Center Drive, San Diego, CA 92128 (“Landlord”), and PHARMACANN LLC, an Illinois limited liability company with its principal mailing address of 1140 Lake Street, Suite 304, Oak Park, IL 60301 (“Tenant”). All capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Lease (as defined below).

1.          Premises. Landlord owns and leases, demises and grants to Tenant, and Tenant leases from Landlord, that certain real property commonly known as 14 Hudson Crossing Drive, Town of Hamptonburgh, County of Orange, State of New York as more particularly described on Schedule A attached hereto and made a part hereof (the “Leased Premises”) pursuant to the terms, covenants and conditions of that certain Lease Agreement dated as of December 19, 2016 (the “Lease”). Capitalized terms used herein shall have the same meaning as set forth in the Lease, except to the extent such terms are specifically defined in this Memorandum of Lease.

2.          Term. The initial Term of the Lease shall be for a period of fifteen (15) years commencing on December 19, 2016 and expiring on the last day of the one hundred eightieth (180th) full calendar month next following such date.

3.          Option to Extend. Landlord grants to Tenant the option to extend the term of the Lease at the expiration of the Initial Term for two (2) successive periods of five (5) years each, aggregating ten (10) years. Each such renewal option must be exercised no later than twelve (12) months prior to the expiration of the initial Term or the then-current Renewal Term.

4.          Right of First Offer. The terms, covenants and conditions of the Lease provide Tenant with a right of first offer to purchase the Premises subject to and in accordance with Section 11.11 of the Lease.

5.          Successors and Assigns. The conditions and provisions hereof shall inure to the benefit of and shall be binding upon Landlord, Tenant, and their respective successors and assigns, and shall run with the land.

6.          Memorandum. This Memorandum of Lease is made pursuant to Section 291-c of the New York Real Property Law. The rentals to be paid by Tenant and all of the obligations and rights of Landlord and Tenant are set forth in the Lease. This Memorandum of Lease is merely a memorandum of the Lease and is subject to all of its terms, conditions and provisions. In the event of any inconsistency between the terms of the Lease and this Memorandum of Lease, the terms, covenants and conditions of the Lease shall prevail.

7.          Counterparts. This Memorandum of Lease may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same document.

[No further text on this page. Signature page to follow.]

IN WITNESS WHEREOF, Landlord has caused its duly authorized officer to execute this Memorandum of Lease as of the date first noted above.

LANDLORD:

IIP-NY 1 LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF _____________ )
COUNTY OF ___________ ) ss:

On the ____ day of ___________ in the year 2016, before me, the undersigned, a Notary Public in and for said state, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed this instrument.

Notary Public

IN WITNESS WHEREOF, Tenant has caused its duly authorized officer to execute this Memorandum of Lease as of the date first noted above.

TENANT:

PHARMACANN LLC,
an Illinois limited liability company

By:
Name:
Title:

STATE OF _____________ )
COUNTY OF ___________ ) ss:

On the ___ day of ___________ in the year 2016, before me, the undersigned, a Notary Public in and for said state, personally appeared ____________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed this instrument.

Notary Public

Schedule A

to

Memorandum of Lease

Parcel I

All that certain lot, parcel of land and premises, hereinafter described, situate, lying and being in the Town of Hamptonburgh, Orange County, State of New York, designated as a portion of Lot #3 on a plat entitled “Subdivision Plan for Hudson Crossings II”, filed with the Orange County Clerk's Office on April 27, 2015 as Map No. 60-2015, said property being more particularly bounded and described as follows.

BEGINNING at a rebar set where the dividing line between Lot #1 and Lot #2 as shown on Orange County Clerk’s Office filed Map #114-12 intersects the southerly line of Lot 7.1, Block 1, Section 36 (Lands of Green Acres Development Group per Liber 3905, Page 026), Town of Montgomery, and running thence from said point along said dividing line the following three courses:

1.           South 18°50'45” West, a distance of 904.90 feet to a rebar set; thence

2.           South 41°59'13” West, a distance of 209.52 feet to a rebar set; thence

3.           South 20°58'05” West, a distance of 1023.27 feet to a rebar set; thence proceeding along the dividing line between said Lot 2 and Lot 21.22, Block 1, Section 1 (Lands of Green Acres Development Group per Liber 3905, Page 026), the following thirteen courses:

4.           North 81° 54' 32” West, a distance of 273.13 feet to a point; thence

5.           North 82° 12' 43” West, a distance of 209.03 feet to a point; thence

6.           North 78° 00' 48” West, a distance of 149.59 feet to a point; thence

7.           North 73° 54' 53” West, a distance of 414.09 feet to a point; thence

8.           North 75° 30' 05” West, a distance of 151.22 feet to a point; thence

9.           North 88° 06' 10” West, a distance of 150.32 feet to a point; thence

10.          South 79° 14' 56” West, a distance of 236.83 feet to a point; thence

11.          South 84° 53' 37” West, a distance of 261.73 feet to a rebar set on a curve; thence

12.          Along a non-tangent curve to the left having a radius of 12,489.00 feet, a central angle of 00° 56' 30”, an arc length of 205.28 feet, also bearing a chord of North 26° 24' 19” East, a chord distance of 205.28 feet to a point of non-tangency; thence

13.          North 25° 47' 36” East, a distance of 704.70 feet to a non-tangent point; thence

14.         Along a non-tangent curve to the right having a radius of 1,322.00 feet, a central angle of 03° 48' 52”, an arc length of 88.01 feet, also bearing a chord of North 27° 47' 05” East, a chord distance of 87.99 feet to a point of non-tangency; thence

15.         North 29° 44' 35” East, a distance of 590.89 feet to a point of curvature; thence

16.         Along a curve to the left having a radius of 6,760.00 feet, a central angle of 02° 32' 52”, an arc length of 300.60 feet, also bearing a chord of North 28° 28' 09” East, a chord distance of 300.58 feet to a point; thence

17.         Along the dividing line between said Lot 2 and Lot 1.22 (n/f reputed owner Theodore I. & Sharon Owens per Liber 2089 Page 1143), Block 1, Section 1, South 52° 09' 10” East, a distance of 399.79 feet to a metal pipe found; thence proceeding along the dividing line between Proposed Lot 2 and Proposed Lot 3, as shown on said filed Map No. 60-2015, the following nine courses:

18.          South 38° 27' 17” West, a distance of 537.44 feet to a rebar set; thence

19.          South 43° 28' 40” East, a distance of 644.09 feet to a rebar set; thence

20.          North 76° 04' 53” East, a distance of 643.64 feet to a metal fence post; thence

21.          South 49° 20' 53” East, a distance of 85.81 feet to a rebar set; thence

22.          North 40° 27' 05” East, a distance of 275.89 feet to a point of curvature; thence

23.          Along a curve to the left having a radius of 475.00 feet, a central angle of 22° 02' 48”, an arc length of 182.77 feet, also bearing a chord of North 29° 25' 41” East, a chord distance of 181.65 feet to a point of tangency; thence

24.          North 18°24'17” East, a distance of 654.71 feet to a point of curvature; thence

25.          Along a curve to the left having a radius of 375.00 feet, a central angle of 30° 22' 25”, an arc length of 198.79 feet, also bearing a chord of North 03° 13' 04” East, a chord distance of 196.48 feet to a point of tangency; thence

26.          North 11° 58' 08” West, a distance of 28.86 feet to a rebar set; thence

27.          Along the aforementioned dividing line between Lot 2 as shown on said Map #114-12, Town of Hamptonburgh, and Lot 7.1, Block 1, Section 36, Town of Montgomery, South 62°34'19” East, a distance of 158.30 feet to the. point of BEGINNING.

Encompassing an area of 1,811,603 square feet or 41.589 acres, more or less.

Together with the following two parcels:

Parcel II

All that certain lot, parcel of land and premises, hereinafter particularly described, situate, lying and being in the Town of Hamptonburgh, Orange County, State of New York, being a portion of Lot 1 on a map entitled “Phase 1 Final Plan For Pyramid Subdivision, Town of Hamptonburgh and Town of Montgomery”, prepared by Pietrzak & Pfau, Engineering & Surveying, PLLC., last revised June 10, 2004, and recorded in the Orange County Clerk's office on July 13, 2004 as Map #465-04, Sheet 1.

Said property being shown on said map on the northerly side of Eager Road and noted as “Area = 28.7±AC Portion of Lot 1”.

Parcel II being further described as Parcel II in a deed recorded in the Orange County Clerk's office on April 30, 2008 in Book 12567, Page 1566, File No. 20080045244.

Parcel III

All that certain lot, parcel of land and premises, hereinafter particularly described, situate, lying and being in the Town of Hamptonburgh, Orange County, State of New York, being a portion of Lot 1 on a map entitled “Phase 1 Final Plan For Pyramid Subdivision, Town of Hamptonburgh and Town of Montgomery”, prepared by Pietrzak & Pfau, Engineering & Surveying, PLLC., last revised June 10, 2004, and recorded in the Orange County Clerk's office on July 13, 2004 as Map #465-04, Sheet 1.

Said property being shown on said map on the southerly side of Eager Road and noted as “Area = 11.2±AC Portion of Lot 1”.

Parcel III being further described as Parcel III in a deed recorded in the Orange County Clerk's office on April 30, 2008 in Book 12567, Page 1566, File No. 20080045244.

(BEING a portion of the premises conveyed to Hudson Valley Crossing, LLC by Green Acres Development Group by deed dated April 14, 2008 and recorded in the Orange County Clerk's Office on April 30, 2008 in Liber 12657 at page 1566.)

Together with and subject to the covenants, easements, reservations and restrictions of record set forth below:

1.	Easement to Central Hudson Gas & Electric Corporation, and Walden Telephone Company recorded in the Orange County Clerk’s Office on February 20, 1932 in Liber 726 of Deeds at page 599.

2.	Easement to Central Hudson Gas & Electric Corporation recorded in the Orange County Clerk’s Office on September 21, 1935 in Liber 762 of Deeds at page 282.

3.	Declaration of Utility Easements, Water and Sewer recorded in the Orange County Clerk’s Office on February 28, 2008 in Liber 12623 of Deeds at page 602.

4.	Declaration of Drainage Easement recorded in the Orange County Clerk’s Office on February 28, 2008 in Liber 12623 of Deeds at page 608.

5.	Declaration of License to Access Premises recorded in the Orange County Clerk’s Office on February 28, 2008 in Liber 12623 of Deeds at page 613.

6.	Declaration of Right of Way and Easement for Emergency and Firematic Purposes recorded in the Orange County Clerk’s Office on February 29, 2008 in Liber 12624 of Deeds at page 807.

First Amended Declaration of Right of Way and Easement for Emergency and Firematic Purposes recorded in the Orange County Clerk’s Office on April 5, 2013 in Liber 13539 of Deeds at page 232.

7.	Declaration of Drainage Easement recorded in the Orange County Clerk’s Office on April 30, 2008 in Liber 12657 of Deeds at page 1554.

8.	Declaration of Right of Way recorded in the Orange County Clerk’s Office on April 30, 2008 in Liber 12657 of Deeds at page 1559 as assigned by Assignment and Grant Easement recorded in the Orange County Clerk’s Office on August 6, 2015 in Liber 13928 of Deeds at page 1834.

9.	Grading and Construction Easement recorded in the Orange County Clerk’s Office on April 30, 2008 in Liber 12657 of Deeds at page 1572.

10.	Conservation Easement recorded in the Orange County Clerk’s Office on February 25, 2009 in Liber 12785 of Deeds at page 550.

11.	Declaration of Restrictive Covenants recorded in the Orange County Clerk’s Office on May 10, 2012 in Liber 13342 of Deeds at page 1372.

12.	Road Maintenance Declaration recorded in the Orange County Clerk’s Office on May 10, 2012 in Liber 13342 of Deeds at page 1379.

First Amendment to Road Maintenance Declaration recorded in the Orange County Clerk’s Office on May 14, 2015 in Liber 13894 of Deeds at page 52.

13.	Drainage, Grading and Utility Declaration recorded in the Orange County Clerk’s Office on May 10, 2012 in Liber 13342 of Deeds at page 1387.

First Amendment to Drainage, Grading and Utility Declaration recorded in the Orange County Clerk’s Office on May 13, 2015 in Liber 13893 of Deeds at page 1046.

14.	Sewer and Water Facilities Agreement recorded in the Orange County Clerk’s Office on July 19, 2012 in Liber 13377 of Deeds at page 1381.

Revised Sewer and Water Facilities Agreement recorded in the Orange County Clerk’s Office on April 20, 2015 in Liber 13887 of Deeds at page 1043.

First Amendment to Sewer and Water Facilities Agreement recorded in the Orange County Clerk’s Office on May 14, 2015 in Liber 13894 of Deeds at page 43.

15.	Easement to Central Hudson Gas & Electric Corporation and Frontier Communications of New York recorded in the Orange County Clerk’s Office on January 10, 2013 in Liber 13482 of Deeds at page 1972.

16.	Sewer and Water Facilities Agreement recorded in the Orange County Clerk’s Office on April 3, 2013 in Liber 13537 of Deeds at page 549.

17.	Easement to Central Hudson Gas & Electric Corporation and Frontier Communications of New York recorded in the Orange County Clerk’s Office on July 2, 2013 in Liber 13595 of Deeds at page 524.

18.	Temporary Grading and Construction Easement Agreement recorded in the Orange County Clerk’s Office on May 13, 2015 in Liber 13893 of Deeds at page 1025.

19.	Access easements and restrictions shown on Filed Map #465-04, #114-12 and #60-15.